Exhibit 4.2

EXECUTION VERSION

AMENDED AND RESTATED

MCRON ACQUISITION CORP.

STOCKHOLDERS’ AGREEMENT

DATED AS OF JULY 8, 2013

-i-

TABLE OF CONTENTS

(continued)

-ii-

TABLE OF CONTENTS

(continued)

		Page

9.14	Adjustments.	47

9.15	Non-Recourse.	47

-iii-

AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT dated as of July 8, 2013 (as amended, modified, supplemented or restated from time to time, this “Agreement”), by and among MCRON ACQUISITION CORP., a Delaware corporation (the “Company”), CCMP CAPITAL INVESTORS II, L.P., a Delaware limited partnership (“CCMP II”), CCMP CAPITAL INVESTORS (CAYMAN) II, L.P., a Cayman Islands exempted limited partnership (“CCMP Cayman”), PE12GVPE (TALON) LTD. and PE12PXPE (TALON) LTD. (collectively, the “AIMCo Investor”), each Other Stockholder set forth on Schedule I attached hereto, and any other Person signatory hereto from time to time.

WHEREAS, the Company and the Stockholders are party to a Stockholders’ Agreement, dated as of April 30, 2012 (as amended, the “Existing Agreement”);

WHEREAS, the Company and the Stockholders amended the Existing Agreement on March 8, 2013;

WHEREAS, pursuant to Section 2.2 of the Existing Agreement and the Stock Transfer Agreement, dated as of July 8, 2013, by and among the CCMP Investors and The AIMCo Investor (the “AIMCo Investor Stock Transfer Agreement”), the CCMP Investors agreed to transfer, and the AIMCo Investor agreed to purchase, 75,000 shares of Common Stock at a price per share of $1000;

WHEREAS, pursuant to Section 7.1 of the Existing Agreement, the Company and the Stockholders desire to amend and restate the Existing Agreement in its entirety as set forth herein;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION

1.1	Definitions.

As used in this Agreement, the following terms shall have the meanings set forth below.

“2012 Equity Incentive Plan” has the meaning set forth in the recitals.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person.

“Agreement” has the meaning set forth in the caption.

“AIMCo” means Alberta Investment Management Corporation.

“AIMCo Advisor” has the meaning set forth in Section 6.1(c).

“AIMCo Board Designee” has the meaning set forth in Section 4.1(a).

“AIMCo Client” means any client entity of AIMCo for which AIMCo or the AIMCo Advisor has full discretionary investment authority, including all decisions with respect to voting or disposition and any approval, consent or other right which the AIMCo Investor have under this Agreement, including without limitation any designated entity under section 6 of the AIMCo Act dated April 20, 2007.

“AIMCo Director Designation Right” has the meaning set forth in Section 4.1(a).

“AIMCo Investor” has the meaning set forth in the caption.

“AIMCo Investor’s Counsel” has the meaning set forth in Section 5.5(b).

“AIMCo Investor Stock Transfer Agreement” has the meaning set forth in the caption.

“AIMCo Observer” has the meaning set forth in Section 4.1(b).

“Approved Sale” has the meaning set forth in Section 2.3(a).

“Approved Sale Notice” has the meaning set forth in Section 2.3(b).

“Board” means the board of directors of the Company.

“Boots Trust” has the meaning set forth in the caption.

“Boots Trust Stock Subscription Agreement” has the meaning set forth in the recitals.

“Business” means manufacturing, designing, distributing, marketing or selling plastics manufacturing equipment, plastics manufacturing equipment components including hot runner systems, mold components or aftermarket parts or services, or industrial machining chemicals, or any other business engaged in by the Company or any if its Subsidiaries.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Bylaws” means the bylaws of the Company, as amended, modified, supplemented or restated and in effect from time to time.

“Call Notice Date” has the meaning set forth in Section 2.4(b).

“Call Right Notice” has the meaning set forth in Section 2.4(b).

“Cause” means (i) with respect to any Management Stockholder party to an Employment Agreement, “Cause” as defined in such Management Stockholder’s Employment Agreement, and (ii) for each other Management Stockholder, a termination of such Management Stockholder’s employment or service because of: (a) any act or omission that constitutes a material breach by such Management Stockholder of any of his or her obligations under any agreement with the Company or any of its Affiliates (including this Agreement) or any written policy of the Company, including the willful and continued failure or refusal of such Management Stockholder to substantially perform the duties reasonably required of such Management Stockholder as an employee of the Company; (b) such Management Stockholder’s conviction of, or plea of nolo contendere to, (x) any felony or (y) another crime involving material acts of dishonesty or moral turpitude that relates to the property of the Company or any of its Subsidiaries or Affiliates or which is or could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates; (c) such Management Stockholder’s engaging in any willful misconduct which is or could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates; or (d) such Management Stockholder’s engaging in any intentional act of dishonesty, violence or threat of violence (including any violation of federal securities Laws) which is or could reasonably be expected to be materially injurious to the financial condition or business reputation of the Company or any of its Subsidiaries or Affiliates; provided, however, that in the event of the existence of grounds that would constitute Cause as contemplated in subsections (a) or (c) above, such grounds shall constitute Cause only if the Company provides written notice to such Management Stockholder of the grounds and the facts which constitute Cause within ninety (90) days following the initial existence of the grounds, and such Management Stockholder thereafter fails to cure such grounds within thirty (30) Business Days following such Management Stockholder’s receipt of such notice (or, in the event that such grounds cannot be corrected within such period, such Management Stockholder has not taken all reasonable steps within such period to correct such grounds as promptly as practicable thereafter).

“CCMP Cayman” has the meaning set forth in the caption.

“CCMP II” has the meaning set forth in the caption.

“CCMP Employee” means, collectively, officers, directors, partners, members and employees of CCMP Capital Advisors, LLC.

“CCMP First Post-IPO Sale” has the meaning set forth in Section 6.1(d).

“CCMP Investors” means, collectively, (a) CCMP II, (b) CCMP Cayman and (c) each of their respective Permitted Transferees; provided, however, that any Permitted Transferee that is not a member of the CCMP Investors’ Group and is a Management Stockholder or Other Stockholder, or any of their respective Affiliates, shall become a Management Stockholder or Other Stockholder, as applicable, with respect to such shares Transferred (and, if any Permitted Transferee is a Management Stockholder, such Permitted Transferee shall be deemed to be a Management Stockholder and an Other Stockholder).

“CCMP Investors’ Counsel” has the meaning set forth in Section 5.5(b).

“CCMP Stock Subscription Agreement” has the meaning set forth in the recitals.

“CEO” has the meaning set forth in Section 4.1(a).

“Certificate” means the certificate of incorporation of the Company, as amended, modified, supplemented or restated and in effect from time to time, including any certificates of designation, correction or amendment filed with the Secretary of State of the State of Delaware pursuant to the terms thereof.

“Closing” has the meaning set forth in the Stock Purchase Agreement.

“Closing Date” has the meaning set forth in the Stock Purchase Agreement.

“Commission” means the Securities and Exchange Commission or any other Governmental Authority at the time administering the Securities Act.

“Common Stock” has the meaning set forth in the recitals.

“Common Stock Equivalent” means any right to acquire a share of Common Stock, including options, warrants or convertible Securities. For the avoidance of doubt, the Smith RSU Shares shall be considered to be Common Stock Equivalents.

“Company” has the meaning set forth in the caption.

“Company Group Employees” means, collectively, officers, directors and employees or substantially full-time consultants of the Company or any of its Subsidiaries.

“Confidential Information” has the meaning set forth in Section 4.3.

“Control” means, (including, with correlative meaning, the terms “Controlling,” “Controlled by” and “under common Control with”) with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management, policies or investment decisions of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Co-Sale Notice” has the meaning set forth in Section 2.2(a).

“Co-Sale Offer Period” has the meaning set forth in Section 2.2(b).

“Designated Subsidiaries” means the following designated Subsidiaries of the Company: (i) Milacron, (ii) Milacron LLC, a Delaware limited liability company, and (iii) any other Subsidiaries of the Company identified as Designated Subsidiaries pursuant to Section 9.13.

“Determination Time” has the meaning set forth in Section 6.1(d).

“Director” means a member of the Board.

“Disclosure Package” means, with respect to any offering of Securities, (i) the preliminary Prospectus, (ii) each Free Writing Prospectus and (iii) all other information, in each case, that is deemed, under Rule 159 promulgated by the Commission under the Securities Act, to have been conveyed to purchasers of Securities at the time of sale of such Securities (including a contract of sale).

“Eligible Stockholder” has the meaning set forth in Section 3.1(a).

“Employment Agreement” means any Existing Employment Agreement and any existing or future employment, services, severance or similar agreement entered into between the Company and/or any of its parent companies or Subsidiaries, or any Affiliates thereof, and a Management Stockholder.

“Equity Incentive Plan” means, collectively, (a) the 2012 Equity Incentive Plan and (b) any other plan or agreement established, entered into, or assumed, by the Company for the purposes of issuing Common Stock Equivalents to any Company Group Employee as incentive or bonus compensation.

“Exchange Act” means the Securities Exchange Act of 1934 or any successor statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Excluded Securities” has the meaning set forth in Section 3.2.

“Existing Agreement” has the meaning set forth in the recitals.

“Existing Employment Agreement” has the meaning set forth in Section 2.4(a).

“Fair Market Value” means, with respect to the valuation of a Stockholder Share, (i) if there is a pending transaction in which Stockholder Shares are valued and a definitive agreement for such pending transaction has been entered into by the Company, the per Stockholder Share value in such valuation; or (ii) if there is no such pending transaction, a good faith determination of the Board through a reasonable application of a reasonable valuation method, but not taking into account any liquidity discount or control premium. Notwithstanding the foregoing, if a Management Stockholder disagrees with the Board’s determination of Fair Market Value, a qualified third party valuation firm (which third party firm shall be mutually agreed upon by such Management Stockholder and the Board) shall be engaged to perform a valuation of such Stockholder Share (not taking into account any liquidity discount or control premium), and such third party firm’s valuation shall be deemed to be Fair Market Value and shall be final and binding upon such Management Stockholder and the Company, absent manifest error; provided, that the fees and expenses of such valuation firm shall be borne equally between such Management Stockholder and the Company, and that the Company shall be entitled to withhold the amount of such fees and expenses allocable to such Management Stockholder from the consideration otherwise payable to such Management Stockholder pursuant to Section 2.4.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-3” has the meaning set forth in Section 5.3(a).

“Free Writing Prospectus” means “free writing prospectus” as defined Rule 405 promulgated by the Commission under the Securities Act.

“Fund Indemnitors” has the meaning set forth in Section 4.4(a).

“Governmental Authority” means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

“Group” means:

(a) in the case of any Stockholder who is an individual, (i) such Stockholder, (ii) the spouse, parent, sibling, lineal descendant, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Stockholder, (iii) all trusts for the benefit of such Stockholder and the Persons identified in clause (ii) (but only to the extent any such trust is Controlled by such Stockholder), and (iv) all Persons Controlled by, and principally owned by and/or operating for the benefit of, any of the foregoing;

(b) in the case of any Stockholder that is a partnership, (i) such Stockholder, (ii) its limited, special and general partners, and (iii) all Affiliates of such Stockholder; and

(c) in the case of any Stockholder which is a corporation or a limited liability company, (i) such Stockholder, (ii) its stockholders or members as the case may be, and (iii) all Affiliates of such Stockholder.

“Indemnitee” has the meaning set forth in Section 4.4(a).

“Information” has the meaning set forth in Section 5.5(i).

“Initial Management Stockholders” means, collectively, (i) Dennis Smith, (ii) John Francy, (iii) David Lawrence, (iv) Robert McKee, (v) Dean Roberts and/or (vi) each of the respective Permitted Transferees of the foregoing; provided, however, that if any such Permitted Transferee is not an Initial Management Stockholder or a member of an Initial Management Stockholder’s Group, such Permitted Transferee shall not be an Initial Management Stockholder and shall, instead, be considered to be a Management Stockholder, Other Stockholder or CCMP Investor, as applicable.

“Initial Subscribing Stockholder” has the meaning set forth in Section 3.1(e).

“Inspectors” has the meaning set forth in Section 5.5(i).

“IPO” means the initial Public Offering registered on Form S-1 (or any successor form under the Securities Act).

“Issue Price” means, (i) with respect to a Stockholder Share, the original purchase price paid by a Stockholder to acquire such Stockholder Share, and (ii) with respect to a Stockholder Share issued upon the exercise, exchange or conversion of a Common Stock Equivalent, the exercise price paid by a Stockholder to acquire such Stockholder Share.

“Joinder Agreement” means a joinder agreement in substantially the form attached hereto as Exhibit A (as amended, modified, supplemented or restated from time to time), pursuant to which the signatory thereto will thereupon become a party to, and be bound by and obligated to comply with the terms and provisions of, this Agreement.

“Law” means any federal, state, county, local or foreign statute, law, ordinance, regulation, rule, code, order or rule of common law.

“Liquidity Event” means (i) any arms-length transaction or series of related transactions with a bona fide third party, whether or not the Company is a party thereto, (a) in which, after giving effect to such transaction or transactions, the Securities of the Company representing in excess of fifty percent (50%) of the voting power of the Company are owned directly, or indirectly through one or more entities, by any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act) of persons other than the CCMP Investors or any of their Affiliates, or (b) in which there is a sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis (including Securities of the Company’s directly or indirectly owned Subsidiaries (if any)); or (ii) any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company or one or more Subsidiaries of the Company which constitutes all or substantially all of the consolidated assets of the Company.

“Management Observer” has the meaning set forth in Section 4.1(b).

“Management Stock Subscription Agreements” has the meaning set forth in the recitals.

“Management Stockholders” means, collectively, (i) those Persons designated as such hereunder and signatories to this Agreement, (ii) those Persons who have acquired Common Stock from the Company under any Equity Incentive Plan and executed a Joinder Agreement and/or (iii) each of the respective Permitted Transferees of the foregoing; provided, however, that any Permitted Transferee that is an Other Stockholder (but not a Management Stockholder or a member of such Management Stockholder’s Group) or a CCMP Investor, or any of their respective Affiliates, shall become an Other Stockholder or CCMP Investor, as applicable.

“Management Stockholders’ Counsel” has the meaning set forth in Section 5.5(b).

“Material Transaction” means any material transaction in which the Company or any of its Subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company’s or such Subsidiary’s ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

“Milacron” has the meaning set forth in the recitals.

“Observer” has the meaning set forth in Section 4.1(b).

“Offered Securities” has the meaning set forth in Section 3.1(a).

“Other Eligible Stockholder” has the meaning set forth in Section 3.1(e).

“Other Shares” means at any time those shares of Common Stock which do not constitute Primary Shares or Registrable Shares hereunder.

“Other Stockholders” means all Stockholders other than the CCMP Investors (for avoidance of doubt, an Other Stockholder may simultaneously be a Management Stockholder as well).

“Permitted Transfer” means each Transfer of Stockholder Shares in accordance with the terms of Article VI.

“Permitted Transferee” means any Person (a) to whom a Permitted Transfer is made and (b) that has executed a Joinder Agreement or is already a party to this Agreement.

“Person” shall be construed as broadly as possible and shall include an individual person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

“Preemptive Offer Acceptance Notice” has the meaning set forth in Section 3.1(b).

“Preemptive Offer Notice” has the meaning set forth in Section 3.1(a).

“Preemptive Offer Period” has the meaning set forth in Section 3.1(a).

“Primary Shares” means, at any time, authorized but unissued shares of Common Stock.

“Pro Rata Amount” means, with respect to any Stockholder, the quotient obtained by dividing (a) the number of Stockholder Shares held by such Stockholder by (b) the aggregate number of Stockholder Shares held by all Stockholders or class of Stockholders, as applicable (excluding, in both the numerator and denominator, any Common Stock Equivalents; provided, that Common Stock Equivalents that are vested or shall become vested as a result of an Approved Sale shall be included in both the numerator and denominator with respect to Section 2.3).

“Prospectus” means the prospectus included in a Registration Statement, including any amendment or prospectus subject to completion, and any such prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

“Public Offering” means the closing of a public offering of Common Stock pursuant to a Registration Statement declared effective under the Securities Act, except that a Public Offering shall not include an offering of securities issuable pursuant to an employee benefit plan.

“Records” has the meaning set forth in Section 5.5(i).

“Refused Securities” has the meaning set forth in Section 3.1(c).

“Registrable Shares” means Restricted Shares that constitute Common Stock.

“Registration Statement” means any registration statement of the Company that covers an offering of any Registrable Shares, and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Relative Ownership Percentage” has the meaning set forth in Section 6.1(d).

“Representative” of a Person shall be construed broadly and shall include such Person’s partners, members, officers, directors, managers, employees, agents, advisors, counsel, accountants and other representatives; provided, that any Person who is, or is an Affiliate of, a competitor of the Company or any of its Subsidiaries, shall not be permitted to be a Representative without the prior written consent of the CCMP Investors.

“Requesting Stockholders” has the meaning set forth in Section 5.1(a).

“Repurchase Price” has the meaning set forth in Section 2.4(c).

“Repurchase Triggering Event” means the date that any Management Stockholder who is employed by, consults with or provides contract services to the Company, one of its Subsidiaries or two or more of such entities, is terminated by any of such entities for Cause.

“Restricted Shares” means any Stockholder Shares. As to any particular Restricted Shares, once issued, such Restricted Shares shall cease to be Restricted Shares when (i) they have been effectively registered under the Securities Act and they have been disposed of in accordance with the Registration Statement covering them, (ii) they are eligible to be sold or distributed pursuant to Rule 144 in a single transaction by any Stockholder without limitation, or (iii) they shall have ceased to be outstanding.

“Rule 144” means Rule 144 (including Rule 144(b)(1) and all other subdivisions thereof) promulgated by the Commission under the Securities Act, as such rule may be amended from time to time, or any similar or successor rule then in force.

“Securities” means “securities” as defined in Section 2(1) of the Securities Act and includes, with respect to any Person, such Person’s capital stock or other equity interests or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person’s capital stock or other equity or equity-linked interests, including phantom stock and stock appreciation rights. Whenever a reference herein to Securities is referring to any derivative Securities, the rights of a Stockholder shall apply to such derivative Securities and all underlying Securities directly or indirectly issuable upon conversion, exchange or exercise of such derivative securities.

“Securities Act” means the Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“Shelf Registration” has the meaning set forth in Section 5.3(a).

“Smith RSU Shares” means any shares of Common Stock issued or to be issued to Dennis Smith pursuant to that certain Mcron Acquisition Corp. 2012 Equity Incentive Plan Restricted Stock Unit Award Agreement, dated as of the Closing Date, and by and between the Company and Dennis Smith.

“Stock Purchase Agreement” has the meaning set forth in the recitals.

“Stockholder Shares” means (a) any equity Securities of the Company (including the Common Stock) purchased or otherwise acquired by any Stockholder or (b) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in clause (a) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular shares constituting Stockholder Shares, such shares shall cease to be Stockholder Shares when they have been (i) effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) sold pursuant to Rule 144 or (iii) cease to be outstanding.

“Stockholders” means the CCMP Investors, the Management Stockholders, Ira G. Boots, the Boots Trust and any other Person who hereafter acquires any Common Stock and becomes a party to this Agreement.

“Stockholder’s Sale Requirement” has the meaning set forth in Section 2.3(a).

“Subsidiary” means, at any time, with respect to any Person (the “subject person”), any other Person of which either (a) more than fifty percent (50%) of the Securities or other interests entitled to vote in the election of directors or comparable governance bodies performing similar functions or (b) more than a fifty percent (50%) interest in the profits or capital of such Person, are at the time owned or Controlled directly or indirectly by the subject person or through one or more Subsidiaries of the subject person.

“Subsidiary Board” means, at any time, the boards of managers, boards of directors or similar governing body of any of the Company’s Subsidiaries.

“Suspension Period” shall have the meaning set forth in Section 5.11.

“Tag-Along Notice” has the meaning set forth in Section 2.2(b).

“Transfer” of Securities shall be construed broadly and shall include any direct or indirect issuance, sale, assignment, transfer, participation, gift, bequest, distribution, or other disposition thereof, or any pledge or hypothecation thereof, placement of a lien thereon or grant of a security interest therein or other encumbrance thereon, in each case whether voluntary or involuntary or by operation of Law or otherwise. Notwithstanding anything to the contrary contained herein, Transfer shall not include (a) the exercise or conversion of any warrant, option or other convertible or exercisable Security granted by the Company or (b) the sale or transfer of Stockholder Shares by any Management Stockholder to the Company or any of its designees hereunder or pursuant to any employment, option, subscription or restricted stock purchase agreement between the Company and such Management Stockholder or any plan relating to the foregoing.

“Transferee” means a Person acquiring or intending to acquire Stockholder Shares through a Transfer.

“Transferor” means a Stockholder Transferring or intending to Transfer Stockholder Shares.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (ii) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

1.2	Rules of Construction.

The use in this Agreement of the term “including” means “including, without limitation.” The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular Section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to Sections, schedules and exhibits mean the Sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the Section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party hereto. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1 (or in the case of January 29, 30 or 31, the following month shall be March 1).

ARTICLE II

ISSUANCES AND TRANSFERS OF SECURITIES

2.1	Issuances and Transfers of Securities.

(a) The provisions in this Article II and Article VI shall apply to all Stockholder Shares now owned or hereafter acquired by a Stockholder, including Stockholder Shares acquired by reason of original issuance, dividend, distribution and acquisition of outstanding Stockholder Shares from another Person, and such provisions shall apply to any Stockholder Shares obtained by a Stockholder upon the exercise, exchange or conversion of any Common Stock Equivalent.

(b) All Transfers of Stockholder Shares shall be made to a Permitted Transferee (subject to the terms and conditions of this Article II and Article VI).

(c) Notwithstanding anything to the contrary contained herein, (i) no Stockholder shall Transfer any Stockholder Shares to any Person unless such Transfer is done in accordance with applicable Law, including, but not limited to, the Securities Act, and (ii) each Stockholder that is an entity that was formed for the purpose of directly or indirectly acquiring Stockholder Shares or that has no substantial assets other than Stockholder Shares or direct or indirect interests in Stockholder Shares acknowledges and agrees that (x) certificates for shares of its common stock or other instruments reflecting equity interests in such entity (and the certificates for shares of common stock or other equity interests in any similar entities Controlling such entity) will note the Transfer restrictions contained in this Agreement as if such common stock or other equity interests were Stockholder Shares, (y) no shares of such common stock or other equity interests of such entity may be Transferred (including any Transfer or issuance by such entity) to any Person other than in accordance with the terms and provisions of this Agreement as if such common stock or other equity interests were Stockholder Shares and (z) any Transfer of shares of such common stock or other equity interests of such entity shall be deemed to be a Transfer of an equivalent percentage of Stockholder Shares held thereby for all purposes hereunder. Additionally, each entity described in clause (ii) above shall cause its direct and indirect owners to comply with this Agreement as if it were subject to such clause (ii) if such direct or indirect owner would be subject to clause (ii) if it owned any Stockholder Shares.

2.2	Co-Sale Rights.

(a) If at any time a CCMP Investor proposes to sell, Transfer or assign any of its Stockholder Shares (other than to a member of such CCMP Investors’ Group), then at least thirty (30) days prior to the closing of such proposed transaction, such CCMP Investor shall deliver a written notice (the “Co-Sale Notice”) to all Other Stockholders offering such Other Stockholders the option to participate in such proposed transaction. Such Co-Sale Notice shall specify in reasonable detail the identity of the prospective Transferee, the number and class(es) of Stockholder Shares proposed to be Transferred, the proposed purchase price for such Stockholder Shares and all other terms and conditions material to the proposed sale.

(b) Any Other Stockholder may, within fifteen (15) days of the receipt of a Co-Sale Notice (the “Co-Sale Offer Period”), give written notice (each, a “Tag-Along Notice”) to such CCMP Investor stating that such Other Stockholder wishes to participate in such proposed transaction and specifying the amount of Stockholder Shares such Stockholder desires to include in such proposed transaction. Such Other Stockholder shall only include Stockholder Shares in the Tag-Along Notice of the same class, series or type (and in the same proportion) of Stockholder Shares being sold, Transferred or assigned by such CCMP Investor.

(c) If no Other Stockholder gives such CCMP Investor a Tag-Along Notice within the Co-Sale Offer Period with respect to the transaction proposed in the Co-Sale Notice, such CCMP Investor may thereafter consummate the transaction specified in the Co-Sale Notice on terms and conditions not more favorable to such CCMP Investor than as set forth in the Co-Sale Notice. If one or more Other Stockholders give such CCMP Investor a Tag-Along Notice within the Co-Sale Offer Period, then such CCMP Investor shall use all reasonable efforts to cause the prospective Transferee(s) to agree to acquire all Stockholder Shares identified in all Tag-Along Notices that are timely given to such CCMP Investor, upon the same terms and conditions as applicable to such CCMP Investor’s Stockholder Shares. If the prospective Transferee(s) are unwilling or unable to acquire all Stockholder Shares proposed to be included in such sale upon such terms, then such CCMP Investor shall either (i) elect to cancel such proposed transaction or (ii) allocate the maximum number of Stockholder Shares that each prospective Transferee is willing to purchase among itself and the Other Stockholders giving Tag-Along Notices within the Co-Sale Offer Period in proportion to each such Stockholder’s pro rata owned portion of the particular class, series or type of Stockholder Shares subject to this Section 2.2 (excluding for the purposes of such calculation, the Stockholder Shares held by the Other Stockholders who have not delivered a timely Tag-Along Notice).

2.3	Required Sale in Connection with a Sale of the Company.

(a) Subject to the provisions of Section 2.1 and this Section 2.3, if the CCMP Investors at any time propose that the Company consummate (or commit to consummate) a Liquidity Event (an “Approved Sale”), then each Stockholder will agree to consent to and shall raise no objections against the Approved Sale. If the Approved Sale is structured as (i) a merger, recapitalization, consolidation of the Company, or a sale of all or substantially all of the Company’s assets, then each Stockholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such transaction and shall vote in favor of such Approved Sale, or (ii) a Transfer of the issued and outstanding Stockholder Shares, each Stockholder will, and hereby agrees to, Transfer his, her or its Stockholder Shares on the terms and conditions approved by the CCMP Investors (in proportion to such Stockholder’s pro rata owned portion of the particular class, series or type of Stockholder Shares, on a fully diluted basis, subject to this Section 2.3, if such Approved Sale involves less than 100% of all such issued and outstanding Stockholder Shares (the “Stockholder’s Sale Requirement”)). In each such Approved Sale, the value to be received by the Stockholders shall be allocated among the Stockholders as if the Company was being liquidated and its assets were being distributed in accordance with the Certificate; provided, that any liabilities of the Company shall not be entitled to be satisfied more than once. All Stockholders and the Company shall cooperate fully and in good faith in connection with the conduct of the sale process and the consummation of the Approved Sale and agree to execute such agreements and instruments and take actions reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements relating to such Approved Sale that are agreed to by the CCMP Investors (with the CCMP Investors being subject to the same terms on a per share basis for the same classes of shares that are owned by the Other Stockholders and being made subject to this Section 2.3) and to obtain all governmental and third-party approvals and consents reasonably necessary or desirable to consummate such Approved Sale. Additionally, the Company agrees to, and to cause the Company Group Employees to, use its and their reasonable best efforts to facilitate and support any due diligence process being undertaken in connection with such Approved Sale. In connection with this Section 2.3, each Stockholder that holds Common Stock Equivalents, which are either vested or will vest in connection with the Approved Sale, with an underlying fair market value that exceeds the applicable exercise or conversion price, as the case may be, shall be obligated to exercise or convert all such Common Stock Equivalents pursuant to the underlying agreements governing such Common Stock Equivalents prior to the consummation of the Approved Sale; provided, that such Stockholder may, in lieu of exercising or converting such Common Stock Equivalents, elect to receive (x) the aggregate amount of consideration such Stockholder would have received in connection with the Approved Sale had such Stockholder exercised or converted all such Common Stock Equivalents less (y) the aggregate exercise or conversion price of all such Common Stock Equivalents; provided, further, that such Stockholder shall not be required to exercise or convert such Common Stock Equivalents if the CCMP Investors waive such Stockholder’s obligation to exercise or convert in writing, in which case such Stockholder shall continue to participate as a holder of Securities. Notwithstanding the foregoing, if the Approved Sale is a Transfer of less than 100% of the issued and outstanding Stockholder Shares, each Stockholder will only be required to exercise or convert (i) a number of Common Stock Equivalents as are necessary so that the Stockholder has sufficient Stockholder Shares to sell to meet his, her or its Stockholder’s Sale Requirement, or (ii) Common Stock Equivalents that are either vested or will vest in connection with the Approved Sale, with an underlying fair market value that exceeds the applicable exercise or conversion price, as the case may be, if such Stockholder is able to sell the Stockholder Shares obtained upon such exercise or conversion for cash or liquid Securities in such Approved Sale.

(b) The Company shall deliver written notice to each Stockholder setting forth in reasonable detail the terms (including purchase price, timing and form of payment) of any Approved Sale (the “Approved Sale Notice”). Within fifteen (15) days following receipt of the Approved Sale Notice, each Stockholder shall deliver to the Company written notice (in form and substance reasonably satisfactory to the CCMP Investors) setting forth such Stockholder’s agreement (i) to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of stock, to sell its Stockholder Shares on the terms and conditions set forth in the Approved Sale Notice.

(c) The obligations of the Stockholders to participate in any Approved Sale pursuant to this Section 2.3 are subject to the satisfaction of the following conditions:

(i) if any Stockholder (other than any Management Stockholder) is given an option as to the form and amount of consideration to be received with respect to Securities in a class, all holders of Securities and of such class will be given the same option;

(ii) no Stockholder shall be required to make any representations and warranties other than with respect to ownership of its Stockholder Shares, tax status, authority to enter into such Approved Sale, conflicts with Law or contracts, organizational documents applicable to such Stockholder, other representations and warranties customary for the type of party at issue and the transaction being consummated, and representations and warranties with respect to any other matters particular to such Stockholder;

(iii) in the event that the Stockholders are required to provide any indemnities (including indemnities for representations and warranties made by the Company and its Subsidiaries in connection with a Liquidity Event), (A) no Stockholder shall be liable for more than its Pro Rata Amount of any such indemnification obligation and (B) any such liability will not exceed the total purchase price received by such Stockholder (net of broker fees and the selling expenses described in Section 2.3(e)) from such purchaser for his, her or its Stockholder Shares; and

(iv) the AIMCo Investor shall not be required to agree or enter in to any non-competition agreement or covenant imposed on the AIMCo Investor in connection with such Approved Sale; provided, however, that if the CCMP Investors agree to or enter into any agreement or covenant not to solicit or hire any employees of the Company or any of its Subsidiaries, the AIMCo Investor shall be required to enter into or agree to the same such employee non-solicitation or no hire agreement or covenant.

(d) If the Company and any of the Stockholders or their Representatives enter into any negotiation or transaction for which Rule 506 under the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder who is not an accredited investor (as such term is defined in Rule 501 under the Securities Act) will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company.

(e) The reasonable costs and expenses incurred by or on behalf of a Stockholder in connection with a consummated Approved Sale shall be paid by the Company or the acquiring Person.

(f) The restrictions on Transfers of Stockholder Shares set forth in Section 2.2 shall not apply in connection with any Transfer made pursuant to an Approved Sale.

(g) If any Other Stockholder is in breach of its obligations under this Section 2.3, then, in addition to any other remedies available to the Company or any other Stockholder, the Company may execute, on behalf of such defaulting Other Stockholder, any agreement, instrument or waiver executed by the non-defaulting Other Stockholders in connection with an Approved Sale. Each Other Stockholder (other than the AIMCo Investor) appoints the Company as his, her or its attorney-in-fact to carry out the intent of this Section 2.3(g), and acknowledges that such power of attorney is coupled with an interest, cannot be terminated without the consent of the Company and is binding on all of such Other Stockholder’s Transferees of Stockholder Shares. To the extent an Other Stockholder (other than the AIMCo Investor) fails to comply with the provisions of this Section 2.3, such Other Stockholder hereby indemnifies, defends and holds the Company harmless against all liability, loss or damage, together with all reasonable costs and expenses (including reasonable legal fees and expenses), relating to or arising from its exercise of the power of attorney granted hereby.

2.4	Call Right.

(a) Notwithstanding anything to the contrary contained in any employment or similar agreement entered into as of the Closing Date between the Company and/or any of its parent companies or Subsidiaries, or any Affiliates thereof, and a Management Stockholder (as the same may be amended, modified, supplemented or restated from time to time, an “Existing Employment Agreement”), following the occurrence of a Repurchase Triggering Event with respect to such Management Stockholder, the Company shall have the right (but not the obligation) to repurchase from such Management Stockholder all or any portion of the Stockholder Shares owned by such Management Stockholder. Any member of such Management Stockholder’s Group that holds Stockholder Shares (other than any such Person who is also an employee or director of the Company or any of its Subsidiaries and received such Stockholder Shares in such capacity) shall be subject to this Section 2.4 as if such member of such Management Stockholder’s Group and such Management Stockholder are one and the same. For the avoidance of doubt and except as set forth in Section 2.4(j) below, this Section 2.4 shall apply to any Stockholder Shares acquired by any Management Stockholder, including pursuant to Section 3.1 or the exercise, conversion or exchange of any Common Stock Equivalents before or after the date of such Management Stockholder’s Repurchase Triggering Event.

(b) In the event that the Company wishes to exercise its rights pursuant to this Section 2.4, the Company shall deliver to the Management Stockholder and the members of such Person’s Group whose Stockholder Shares are being repurchased (or the heirs or Representatives of such Persons), a written notice (the “Call Right Notice”) within ninety (90) days of the applicable Management Stockholder’s Repurchase Triggering Event that sets forth (i) the number of Stockholder Shares to be repurchased, (ii) the Repurchase Price and (iii) the anticipated closing date of such transaction (the date on which such Persons are so notified, the “Call Notice Date”). Any repurchase of Stockholder Shares by the Company pursuant to this Section 2.4 shall be consummated no later than thirty (30) days following the Call Notice Date; provided, however, that such period shall be automatically extended for any period of time in which such repurchase of Stockholder Shares would be prohibited as a result of applicable Law or any contractual obligation of the Company; provided, further, that the Company shall inform the Management Stockholder and the members of such Person’s Group whose Stockholder Shares are being repurchased (or the heirs or Representatives of such Persons) of any such prohibitions in the Call Right Notice and shall notify such Persons once such restrictions have lapsed.

(c) Notwithstanding anything to the contrary contained in any Existing Employment Agreement, the repurchase of Stockholder Shares by the Company pursuant to the terms of this Section 2.4 shall be made at a per Stockholder Share price equal to the lower of the Issue Price or the Fair Market Value of such Stockholder Share as of the last day of the month preceding the date upon which a Call Right Notice is delivered (the “Repurchase Price”).

(d) The Repurchase Price shall be paid to the applicable Management Stockholder in a lump sum cash payment on the date of consummation (less any withholding tax required to be paid over to applicable Governmental Authorities). Each Management Stockholder agrees that upon such Person’s receipt of such Repurchase Price, any outstanding Stockholder Shares then owned by such Person that are sold pursuant to this Section 2.4 shall automatically be Transferred, sold and assigned to the Company, and the Secretary of the Company shall automatically and irrevocably be appointed to Transfer such Stockholder Shares to the Company on the books of the Company with full power of substitution.

(e) With respect to any repurchase of Stockholder Shares pursuant to the terms of this Section 2.4, the delivery of a certificate or certificates representing such Stockholder Shares shall be deemed a representation and warranty by such Management Stockholder that (i) such Management Stockholder has full right title and interest in and to such Stockholder Shares, (ii) (ii) such Management Stockholder has all necessary power, authority and legal capacity and has taken all necessary action to enter into such sale transaction and to Transfer valid right, title and interest in such Stockholder Shares, (iii) such Stockholder Shares are free and clear of any and all liens, pledges or other encumbrances, (iv) there is no adverse claim with respect to such Stockholder Shares and (v) such sale transaction does not conflict with any Laws, contracts or organizational documents applicable to him, her or it as the result of such sale transaction. Additionally, the applicable Management Stockholder agrees to provide such other representations and warranties to the Company that the Company reasonably determines are required by applicable Law.

(f) The Company shall have the right to revoke the Call Right Notice or its decision to repurchase Stockholder Shares pursuant to the terms of this Section 2.4 at any time prior to consummation.

(g) Should the applicable Management Stockholder fail to deliver at the closing of a repurchase in accordance with this Section 2.4 all of the applicable Stockholder Shares in accordance with the terms hereof, if the Repurchase Price has been paid in accordance with Section 2.4(d), the Company shall, in addition to all other remedies it may have, cancel on its books such Stockholder Shares registered in the name of such Management Stockholder, and all of such Management Stockholder’s right, title, and interest in and to such Stockholder Shares shall terminate in all respects concurrently with the payment of the Repurchase Price.

(h) If a Management Stockholder holds Stockholder Shares which the Company wishes to repurchase in accordance with this Section 2.4, such Management Stockholder shall be entitled to payment in accordance with Section 2.4(c), but shall no longer be entitled to participation in the Company or enjoy other rights as a Stockholder with respect to such Stockholder Shares. To the maximum extent permitted by Law, such Management Stockholder’s rights following the Call Right Notice, with respect to the repurchase of the Stockholder Shares covered thereby, shall be solely the rights that he, she or it has as a general creditor of the Company to receive the amount set forth in Section 2.4(c).

(i) The Company may assign its call rights pursuant to this Section 2.4 to any Person, and such Person may exercise all rights of the Company pursuant to this Section 2.4 as if such Person were the Company; provided, that the exercise of call rights by such Person is done in accordance with applicable Law, including, but not limited to, the Securities Act.

(j) The Company will have no rights under this Section 2.4 or otherwise to repurchase any: (i) Smith RSU Shares; or (ii) any Stockholder Shares acquired by the Initial Management Stockholders pursuant to Section 3.1 or in any other fashion after the Closing Date, other than upon the exercise, conversion or exchange of any Common Stock Equivalents.

(k) To the extent that any Management Stockholder’s Existing Employment Agreement conflicts with the terms of this Section 2.4, the terms of this Section 2.4 shall govern and supersede any provisions contained in such Existing Employment Agreement with respect to the Stockholder Shares.

ARTICLE III

PREEMPTIVE RIGHTS

3.1	General.

(a) If the Company proposes to issue any one or more class, series or type of Securities, other than Excluded Securities (including two (2) or more Securities offered as a unit, the “Offered Securities”), then the Company shall deliver to each Stockholder written notice (which notice shall state the number or amount of the Offered Securities proposed to be issued, the purchase price therefor and any other terms or conditions of the proposed issuance, including any linked or grouped Securities which comprise Offered Securities) of such issuance (the “Preemptive Offer Notice”) at least ten (10) Business Days prior to the date of the proposed issuance (the “Preemptive Offer Period”). Only a Stockholder who is an “accredited investor” (as such term is defined in Rule 501 promulgated under the Securities Act) or who is not an “accredited investor” but who has appointed or appoints a purchaser representative (as such term is defined in Rule 501 under the Securities Act) reasonably acceptable to the Company (each, an “Eligible Stockholder”) shall be eligible to exercise the option set forth in this Section 3.1.

(b) Each Eligible Stockholder shall have the option, exercisable at any time during the Preemptive Offer Period by delivering written notice to the Company (a “Preemptive Offer Acceptance Notice”), to subscribe for the number or amount of such Offered Securities up to his, her or its respective pro rata portion (calculated with respect to any Eligible Stockholder, by taking the quotient obtained by dividing (i) the number of Stockholder Shares held by such Eligible Stockholder by (ii) the aggregate number of Stockholder Shares held by all Eligible Stockholders, including, in both the numerator and denominator, any Common Stock Equivalents, whether vested or unvested) of the Offered Securities proposed to be issued; provided, however, that for purposes of this Section 3.1(b), each Eligible Stockholder may aggregate, his, her or its respective pro rata portion (as calculated in accordance with the foregoing) among all Stockholders in his, her or its Group to the extent that such Stockholders in his, her or its Group do not elect to purchase their respective pro rata portions of the Offered Securities. The Company shall notify each Eligible Stockholder within two (2) Business Days following the expiration of the Preemptive Offer Period of the number or amount of Offered Securities which such Eligible Stockholder has subscribed to purchase.

(c) The Company may issue the part of such Offered Securities as to which Preemptive Offer Acceptance Notices have not been timely given by the Eligible Stockholders (the “Refused Securities”) to any Person identified in, and in accordance with the terms and conditions set forth in, the Preemptive Offer Notice. Any Refused Securities not purchased by such Person in accordance with this Section 3.1 within sixty (60) days after the date of the Preemptive Offer Notice may not be sold or otherwise disposed of until they are again offered to the Eligible Stockholders under the procedures specified in this Section 3.1.

(d) Each Eligible Stockholder who elects not to purchase all or any portion of the Offered Securities made available to such Eligible Stockholder pursuant to this Section 3.1 hereby waives any and all rights and claims it may have with respect to or arising out of the Offered Securities that it elected not to purchase and the issuance thereof against the Company, any other Stockholder and each of their respective Representatives and Affiliates.

(e) Notwithstanding anything to the contrary contained herein, the Company may, in order to expedite the issuance of the Offered Securities hereunder, issue all or a portion of such Offered Securities to one or more CCMP Investors and/or one or more of their Affiliates (each, an “Initial Subscribing Stockholder”), without complying with the provisions of this Section 3.1; provided, that, prior to such issuance, either (i) each Initial Subscribing Stockholder agrees to offer to sell to each Eligible Stockholder who is not an Initial Subscribing Stockholder (each such Stockholder, an “Other Eligible Stockholder”) up to such Other Eligible Stockholder’s respective pro rata portion (calculated with respect to any Other Eligible Stockholder, by taking the quotient obtained by dividing (A) the number of Stockholder Shares held by such Eligible Stockholder by (B) the aggregate number of Stockholder Shares held by all Eligible Stockholders, including, in both the numerator and denominator, any Common Stock Equivalents, whether vested or unvested) of such Offered Securities (before giving effect to such issuance of Offered Securities) on the same terms and conditions as issued to the Initial Subscribing Stockholders and in a manner which provides such Other Eligible Stockholder with rights substantially similar to the rights outlined in Sections 3.1(a) through (c), or (ii) the Company shall offer to sell an additional amount of Offered Securities to each Other Eligible Stockholder only in an amount and manner which provides such Other Eligible Stockholder with rights substantially similar to the rights outlined in Sections 3.1(a) through (c). The Initial Subscribing Stockholders or the Company, as applicable, shall offer to sell such Offered Securities to each Other Eligible Stockholder within the ninety (90) day period after the closing of the purchase of the Offered Securities by the Initial Subscribing Stockholders. During such ninety (90) day period, (x) the Initial Subscribing Stockholders shall refrain from voting or exercising any other rights as a Stockholder with respect to such Offered Securities (including the right to Transfer such Offered Securities, except as provided in this Section 3.1(e)), and (y) the Company shall not make any distribution or dividend in respect of such Offered Securities.

(f) Costs incurred by or on behalf of any Eligible Stockholder in connection with any transaction contemplated by this Section 3.1 shall be borne solely by such Eligible Stockholder.

3.2	Excluded Securities.

The rights of the Stockholders under Section 3.1 shall not apply to the following Securities issued by the Company or any of its Subsidiaries at any time (collectively, the “Excluded Securities”):

(a) Securities issued, granted or sold to employees, officers, managers or directors of the Company or any of its Subsidiaries pursuant to any employee benefit, incentive or other plan, arrangement or agreement, and any Securities issued upon the exercise, conversion or exchange thereof;

(b) Securities issued to any lenders or sources of debt financing (other than the CCMP Investors or their Affiliates (other than Octagon Credit Investors, LLC or any of its affiliated funds)) in connection with a bona fide debt financing;

(c) Securities issued as a stock dividend or upon a stock split, recapitalization or other subdivision of Securities (provided that any such dividend, stock split, recapitalization or other subdivision is effected pro rata among the applicable Stockholders);

(d) Securities issued in connection with (i) the acquisition (whether by stock sale, merger, recapitalization, asset sale or similar transaction) of another Person (or portion thereof) (other than the CCMP Investors or their Affiliates) or any of the assets of another Person (other than the CCMP Investors or their Affiliates), or (ii) a joint venture or strategic alliance with another Person (other than the CCMP Investors or their Affiliates), in each case, that is approved by the Board; and

(e) Securities issued in a Public Offering.

ARTICLE IV

CERTAIN COVENANTS AND REPRESENTATIONS

4.1	Board of Directors.

(a) The Board shall initially consist of five (5) Directors, or, subsequently, such other number of Directors as may be determined by the CCMP Investors from time to time. All of the Directors comprising the Board shall be designated by the CCMP Investors (at least one (1) of which shall be designated by CCMP II); provided, that (i) so long as the AIMCo Investor owns a number of shares of Common Stock that is equal to at least five percent (5%) of the shares of outstanding Common Stock, the AIMCo Investor shall have the right (the “AIMCo Director Designation Right”) to designate one (1) Director to the Board (the “AIMCo Board Designee”), and (ii) the Chief Executive Officer of the Company (or its successor) (the “CEO”) shall be designated by the CCMP Investors as a Director; provided, further, that if any Person serving as the CEO is no longer the CEO for any reason, then such Person shall be deemed to have resigned from the Board immediately and automatically upon ceasing to be the CEO and the vacancy created thereby shall be filled by such Person’s successor.

(b) If at any time the CEO is not an Initial Management Stockholder, the Initial Management Stockholders shall collectively have the right to designate one (1) Person, which Person shall be a Company Group Employee, as an observer (the “Management Observer”) to be present at all meetings (including telephonic meetings) of the Board. For so long as the AIMCo Investor remains a Stockholder, the AIMCo Investor shall have the right to designate one observer (the “AIMCo Observer, and collectively with the Management Observer, the “Observers”) to be present at all meetings (including telephonic meetings of the Board); it being understood that the AIMCo Observer shall be in addition to the AIMCo Board Designee. The Company shall be required to provide the Observers with any information and materials that are delivered to members of the Board in the same form and at the same time such information and materials are delivered to the Board. Notwithstanding the foregoing, (i) the Observers shall not be entitled to vote in any meeting of the Board, and (ii) the Company shall be entitled to excuse the Observers from any portion of a Board meeting and/or withhold any information or materials that are delivered to members of the Board (x) when the Board discusses any matter, or such information or materials relate to any matter, that the Company reasonably believes is reasonably likely to pose a conflict of interest for the Observers or (y) if the Observers’ attendance at such meeting, or receipt of such information or materials, is likely to waive the attorney-client privilege of matters to be discussed by the Company and its legal advisors. The Observers shall be subject to Section 4.3 hereof and, to the extent required, shall execute a reasonable confidentiality agreement with the Company.

(c) (i) Each nomination by the CCMP Investors of, or any proposal by the CCMP Investors to remove from the Board, any Director, (ii) each designation by the Initial Management Stockholders of, or any proposal by the Initial Management Stockholders to remove, the Management Observer (if applicable), and (iii) each designation by the AIMCo Investor of, or any proposal by the AIMCo Investor to remove, the AIMCo Board Designee or AIMCo Observer, shall, in each case, be made by delivering to the Board a notice signed by the CCMP Investors, the Initial Management Stockholders or the AIMCo Investor, as applicable. As promptly as practicable, but in any event upon the earlier of (i) the time immediately prior to the next Board meeting or written consent of the Board and (ii) ten (10) days after delivery of such notice, the Company, the Board and the Stockholders shall take or cause to be taken such actions as may be reasonably required (including amending the Certificate or the Bylaws) to cause the election or removal proposed in such notice. Such actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Stockholders.

(d) At each annual meeting of the Stockholders, and at each special meeting of the Stockholders called for the purpose of electing Directors, and at any time at which the Stockholders shall have the right to, or shall, vote for or consent in writing to the election of the Directors, each Stockholder shall vote all Stockholder Shares held by such Stockholder for the election to the Board of all individuals nominated in accordance with this Section 4.1 and for the removal from the Board of all Directors proposed to be removed in accordance with this Section 4.1 and shall take all actions reasonably required on its behalf to give effect to the agreements set forth in this Article IV.

(e) The Board shall Control the composition of (i) each committee created by the Board and (ii) each board of directors, board of managers or similar governing body, as the case may be, of each Subsidiary of the Company.

(f) The Company shall pay the reasonable out-of-pocket expenses incurred by the Directors and the Observers, as applicable, in connection with (i) attending the meetings of the Board and all committees thereof, (ii) attending the meetings of any board of directors, board of managers or similar governing body, as the case may be, of any Subsidiary of the Company and all committees thereof and (iii) conducting any other Company business.

(g) If and for so long as a CCMP Employee is appointed as a director or manager to any Subsidiary Board, the AIMCo Investor shall have the right to designate one (1) director or manager to serve as a member of any such Subsidiary Board, and the Company agrees to take all necessary actions to ensure the foregoing.

(h) In addition to and not in limitation of Article VIII below, the provisions of this Section 4.1 shall terminate automatically upon the effective date of an IPO of the Company; provided, however, that (x) the AIMCo Investor shall retain and be provided the AIMCo Director Designation Right following an IPO of the Company; if and only if and to the extent and for so long as, the CCMP Investors have a written contractual right with the Company to nominate for election or designate a majority of the directors comprising the Board following an IPO of the Company and the provisions of Sections 4.1(c) and 4.1(d) shall continue to apply to the Company and the CCMP Investors with respect to such AIMCo Board Designee following an IPO of the Company, and Sections 4.1(c) and 4.1(d) shall continue to apply to the AIMCo Investor with respect to the CCMP Investors’ designees or nominees to the Board following an IPO of the Company; it being understood that if the AIMCo Director Designation Right continues following an IPO of the Company as provided in the foregoing clause, such right shall be a right to nominate or designate a director for election that shall be submitted to the stockholders of the Company for approval; and (y) in the event that the AIMCo Designation Right does not continue following an IPO of the Company as set forth in clause (x) of this proviso, the AIMCo Board Designee serving as a director immediately prior to the effective time of an IPO of the Company, to the extent applicable, shall continue to be a director on the initial Board of the Company immediately following the effective time of an IPO of the Company, and, if a classified board of directors is implemented and to be in effect following the effectiveness of such IPO, the Company and the CCMP Investors will in good faith consider in which class the AIMCo Board Designee shall be placed (it being understood that the Board will ultimately determine such classification).

4.2	Information Rights.

(a) From the date hereof until the termination of this Agreement pursuant to Article VIII, the Company agrees to deliver to the CCMP Investors, the AIMCo Investor and, subject to Section 4.1(b), to any Observer the Company’s: (i) audited annual financial statements and unaudited quarterly financial statements; (ii) annual business plans showing projected financials and (iii) unaudited monthly financial statements, in each case with respect to each of the items in the foregoing clauses (i), (ii) and (iii), promptly when such items are available, and in any event no later than when such items are provided to the Company’s lenders pursuant to the Company’s principal credit agreement, as may be in effect or amended, modified, supplemented or restated from time to time.

(b) Each CCMP Investor and the AIMCo Investor shall be permitted, during normal business hours and upon reasonable advance notice to the Company, to (i) inspect the properties, books, records, contracts and agreements of the Company and its Subsidiaries for any proper purpose and (in the case of such books, records, contracts and agreements) make copies thereof and (ii) obtain any information reasonably requested by such CCMP Investor or the AIMCo Investor, as applicable, relating to the Company and its Subsidiaries (including by way of telephone conferences or meetings with officers, employees, attorneys, accountants or auditors of the Company or its Subsidiaries); provided, however, that the Company shall not be required to provide access to any (x) personnel records, (y) information which it is legally or contractually required to maintain in confidence, or (z) information which the Board reasonably determines is highly sensitive; provided, further, that the Company may limit the information rights set forth in this Section 4.2(b) of any of the CCMP Investors or the AIMCo Investor, as applicable, to the extent permitted by applicable Law.

4.3	Confidentiality.

Except as compelled by Law or administrative or judicial process or proceeding, each Stockholder agrees not to use for its own benefit or the benefit of its Affiliates, other than the Company and its Subsidiaries (except in evaluating the Company and investment and business decisions relating thereto), or disclose to anyone, any information furnished to it by or on behalf of the Company or its Subsidiaries (“Confidential Information”); provided, however, that any information which (a) at the time of disclosure or thereafter is generally known by the public (other than as a result of its disclosure by such Stockholder in violation of this Section 4.3), (b) has been independently developed or derived by such Stockholder or (c) was or becomes available to such Stockholder on a non-confidential basis from any Person who is (i) not an employee, director or Affiliate of the Company or any of its Subsidiaries, (ii) not an advisor, consultant, investment banker, commercial banker, lawyer, accountant or other Representative (or any employee or agent of any of the foregoing) which, in each case, is or has been providing services to the Company or its Subsidiaries, or (iii) to the knowledge of such Stockholder, not otherwise bound by a confidentiality agreement with the Company or any of its Subsidiaries, shall not be considered to be Confidential Information. If such Stockholder is compelled by Law or administrative or judicial process or proceeding to disclose any Confidential Information, such Stockholder shall, to the extent permitted by Law, promptly inform the Company of any such required disclosure so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 4.3. For purposes of the preceding sentence, such Stockholder may, without liability hereunder, disclose that portion of such Confidential Information that such Stockholder reasonably concludes in good faith, after consulting with such Stockholder’s counsel, is reasonably necessary to avoid committing a violation of Law or administrative or judicial process or proceeding; provided, that, such Stockholder must exercise reasonable efforts to preserve the confidentiality of such Confidential Information, including, by cooperating with the Company’s or its Subsidiary’s reasonable efforts to obtain an appropriate protective order or other assurance that confidential treatment will be accorded to such Confidential Information. A Stockholder may disclose Confidential Information to its Representatives who reasonably need to know such Confidential Information to assist such Stockholder. Each Stockholder agrees to cause its Representatives who have received Confidential Information to comply with this Section 4.3 as if such Representative was a Stockholder. Each Stockholder will be liable for a breach of this Section 4.3 by its Representatives. Notwithstanding the foregoing, Confidential Information may be disclosed to bona-fide prospective purchasers of Stockholder Shares in connection with a Transfer thereof permitted under this Agreement (including pursuant to Section 2.2 or Section 2.3); provided, that such Stockholder require that any Transferee of Confidential Information keep such Confidential Information confidential, consistent with this Section 4.3, and that such Stockholder shall remain liable for a breach of this Section 4.3 by the recipient of such Confidential Information. Notwithstanding the foregoing, nothing in this Section 4.3 shall in any way limit the CCMP Investors or any of their Affiliates from reasonably disclosing Confidential Information (i) in connection with financial or operating reports made available to the limited partners, investors, managers, members, representatives and advisors of the CCMP Investors; (ii) in compliance with the terms of the limited partnership or other organizational documents of the CCMP Investors or any of their Affiliates; (iii) in connection with the marketing of investment funds managed or advised, directly or indirectly, by the CCMP Investors or any of their Affiliates; or (iv) to any Governmental Authority or self-regulatory organization that has jurisdiction over the CCMP Investors or any of their Affiliates or in any filings or applications made by the CCMP Investors or any of their Affiliates to such Governmental Authority or self-regulatory organization. In furtherance of this Section 4.3, but subject to the preceding sentence, each Other Stockholder acknowledges that any Confidential Information furnished to such Other Stockholder or any member of his, her or its Group by or on behalf of the Company or its Subsidiaries is the sole and exclusive property of the Company and its Subsidiaries, and each Other Stockholder and each member of his, her or its Group shall hold such Confidential Information in strict confidence, shall not disclose it to any unauthorized Person, and shall not use such Confidential Information for his, her or its own purpose. Notwithstanding the foregoing, any Stockholder (or any of such Stockholder’s Affiliates) who serves (x) the Company in a fiduciary capacity (e.g., as a Director, officer or agent) or (y) as an advisor to the Company, may in good faith use or disclose Confidential Information to the extent consistent with such Stockholder’s (or Affiliate’s) fiduciary duties or contractual obligations to the Company. Each Stockholder acknowledges and agrees that all proprietary interests, including intellectual property interests, resulting from the services carried out by such Stockholder, directly or indirectly resulting from such Stockholder’s duties and obligations as an employee or consultant of the Company or any of its Subsidiaries, shall be the property of the Company or such Subsidiary, as applicable, and such Stockholder agrees to execute such documentation as requested by the Company or such Subsidiary to confirm such ownership.

4.4	Indemnification Matters; Corporate Opportunities.

(a) The Company and each of its Subsidiaries acknowledges that the Directors that are employees of the CCMP Investors, the AIMCo Investor or one of their respective Affiliates (each such Person, an “Indemnitee”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by the CCMP Investors, the AIMCo Investor and their respective Affiliates (collectively, the “Fund Indemnitors”). The Company and each of its Subsidiaries agrees that (i) the Company and its Subsidiaries are the indemnitors of first resort (i.e., its obligations to the Indemnitees are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitees are secondary), (ii) the Company and its Subsidiaries shall be required to advance the full amount of expenses incurred by the Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Section 4.4(a) and the Bylaws from time to time (or any other agreement between the Company and the Indemnitees), without regard to any rights the Indemnitees may have against the Fund Indemnitors, and (iii) the Company and its Subsidiaries irrevocably waive, relinquish and release the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company and each of its Subsidiaries further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Indemnitees with respect to any claim for which the Indemnitees have sought indemnification from the Company shall affect the foregoing, and the Fund Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitees against the Company. The Company and the Indemnitees agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 4.4(a).

(b) Any amendment or repeal of any indemnification provisions of this Section 4.4, the Certificate or Bylaws or the certificate of incorporation or bylaws of any Subsidiary shall not adversely affect any right or protection hereunder or thereunder of any Indemnitee in respect of any act or omission occurring prior to the time of such amendment or repeal (regardless of whether the proceeding relating to such act or omission, or any proceeding relating to such Indemnitee’s rights to indemnification or to advancement of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such Indemnitee’s rights to indemnification or advancement of expenses hereunder shall be ineffective as to such Indemnitee, except with respect to any proceeding that relates to or arises from (and only to the extent such proceeding relates to or arises from) any act or omission of such Indemnitee occurring after the effective time of such amendment, repeal, modification, or adoption.

(c) The Company, each of its Subsidiaries, and each Stockholder recognizes that the CCMP Investors and the AIMCo Investor are each affiliated with private equity funds and that they, their respective members, partners or investors, invest in, serve on the board of directors and other governing boards of, serve as officers of, provide services to and have minority and Controlling ownership interests in, existing and future operating companies. Except for the confidentiality obligations contained in Section 4.3 of this Agreement, nothing in this Agreement or the nature of the existing or any future relationship between any CCMP Investor or the AIMCo Investor, on the one hand, and the Company, its Subsidiaries or any Stockholder, on the other (whether such relationship is by reason of any CCMP Investor or the AIMCo Investor acting as a lender, owner of capital stock or warrants, landlord, service provider or otherwise), will prohibit any CCMP Investor or the AIMCo Investor, as applicable, from engaging in any activity or business opportunity whatsoever for its own account or will require any CCMP Investor or the AIMCo Investor, as applicable, to make any business opportunity available to the Company or its Subsidiaries, in each case, even if such activity or business opportunity competes with the business conducted by the Company or its Subsidiaries.

(d) To the fullest extent permitted by applicable Law, the Company, for itself and each of its Subsidiaries, and the Other Stockholders, hereby renounce any interest or expectancy of the Company and each of its Subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are presented to one or more of its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of the Company or any of its Subsidiaries. No amendment or repeal of this Section 4.1(d) shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the Company or any of its Subsidiaries for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

ARTICLE V

REGISTRATION RIGHTS

5.1	Required Registration.

(a) The Company shall promptly use its best efforts to effect the registration of Registrable Shares under the Securities Act at any time after the CCMP Investors shall request that the Company effect the registration of such Registrable Shares under the Securities Act (the CCMP Investors making such request, the “Requesting Stockholders”), which shall be effected as a shelf registration if so requested by the Requesting Stockholders.

(b) Notwithstanding anything contained in this Section 5.1 to the contrary, the Company shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions:

(i) The Company may delay the filing or effectiveness of any registration statement for a period of up to ninety (90) days after the date of a request for registration pursuant to Section 5.1(a) or Section 5.3 if at the time of such request: (X) the Company is engaged, or has fixed plans to engage within ninety (90) days of the time of such request, in a firm commitment underwritten Public Offering of Primary Shares in which the holders of Registrable Shares have been or will be permitted to include all the Registrable Shares so requested to be registered pursuant to Section 5.2 or (Y) the Board reasonably determines that such registration and offering would interfere with any Material Transaction involving the Company; or (Z) within the last forty-five (45) days the Company has completed a firm commitment underwritten Public Offering of Primary Shares in which the holders of Registrable Shares were permitted to include all the Registrable Shares requested to be registered pursuant to Section 5.2; provided, however, that the Company shall only be entitled to invoke its rights under this Section 5.1(b)(i) one time with respect to a request made pursuant to Section 5.1(a) during any 12-month period without the consent of the Requesting Stockholders;

(ii) With respect to any registration pursuant to this Section 5.1 or Section 5.3, (a) the Company shall give prompt notice of such registration to each Stockholder that holds Registrable Shares, and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each such Stockholder, provided that such Stockholder responds in writing to the Company’s notice within thirty (30) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such Stockholder is requesting to include in such registration), and (b) the Company may include in such registration any Primary Shares or Other Shares; provided, however, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Registrable Shares proposed to be included in such registration, then the number of Registrable Shares, Primary Shares and/or Other Shares proposed to be included in such registration shall be included in the following order:

(A) first, the Registrable Shares owned by the Stockholders (including those requesting registration pursuant to this Section 5.1 and Section 5.2), pro rata based upon the number of Registrable Shares owned by the Stockholders; provided, that if the managing underwriter advises the Company that the inclusion of all Registrable Shares proposed to be included in such registration would materially adversely affect the offering and sale (including pricing) of all such Securities, then the number of Registrable Shares to be included in such registration shall be allocated among the Stockholders on a pro rata basis in accordance with the number of Registrable Shares owned by the Stockholders who have requested inclusion;

(B) second, the Primary Shares; and

(C) third, the Other Shares;

provided, that at the election of the Company, (i) any registration pursuant to this Section 5.1 may be converted into a registration pursuant to Section 5.2 (in which event, such registration shall not be deemed to be a registration requested under Section 5.1(a)) or (ii) with the consent of the Requesting Stockholders, the Primary Shares may be set at the same priority level as the Registrable Shares thereby being cutback on a pro rata basis based upon the number of Registrable Shares and Primary Shares requested to be included in such Registration Statement by the Stockholders and the Company.

(c) If the holders of the Registrable Shares requesting to be included in a registration pursuant to Section 5.1(a) or Section 5.3 so elect, the offering of such Registrable Shares pursuant to such registration shall be in the form of an underwritten Public Offering. The holders of a majority of the Registrable Shares to be registered shall select one or more nationally recognized firms of investment bankers reasonably acceptable to the Company to act as the lead managing underwriter or underwriters in connection with such offering.

(d) At any time before the registration statement covering such Registrable Shares becomes effective, the Requesting Stockholders may request the Company to withdraw or not to file the registration statement.

(e) The Company shall not be obligated to effect any registration under the Securities Act requested by the CCMP Investors under this Section 5.1 if the anticipated gross offering price of all Registrable Shares to be included therein would be less than $10,000,000.

(f) The CCMP Investors shall have an unlimited number of requests under this Section 5.1.

5.2	Piggyback Registration.

(a) If the Company, at any time, proposes for any reason to register any of its Securities (in any event either for its own account or for the account of other security holders) under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act (or any successor forms thereto)), it shall give written notice to each Stockholder that holds Registrable Shares of its intention to so register such Securities at least 30 days before the initial filing of the registration statement related thereto and, upon the request, delivered to the Company within 20 days after delivery of any such notice by the Company, of each such Stockholder to include in such registration Registrable Shares (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its best efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the Securities otherwise being sold in such registration; provided, however, that if the managing underwriter, if any, advises the Company that the inclusion of all Primary Shares and Registrable Shares requested to be included in such registration would interfere with the successful marketing (including pricing) of the shares of Common Stock proposed to be registered by the Company, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the order set forth below:

(i) first, the Primary Shares;

(ii) second, the Registrable Shares owned by Stockholders requesting that their Registrable Shares be included in such registration pursuant to the terms of this Section 5.2, pro rata based upon the number of Registrable Shares owned by each such Stockholder at the time of such registration; and

(iii) third, the Other Shares.

(b) No registration effected pursuant to this Section 5.2 shall relieve the Company of its obligation to effect any registration upon request under Section 5.1, nor shall any registration under this Section 5.2 be deemed to have been effected pursuant to Section 5.1. The Company will pay all expenses of registration in connection with each registration pursuant to this Section 5.2.

(c) The number of requests permitted by the applicable Stockholders pursuant to this Section 5.2 shall be unlimited.

5.3	Registration on Form S-3 or Form S-3ASR.

(a) Subject to Section 5.3(c), at such time as the Company (i) shall have qualified for the use of Form S-3 or any other form which permits incorporation of substantial information by reference to other documents filed by issuer with the Commission (“Form S-3”), or (ii) is a Well-Known Seasoned Issuer, the CCMP Investors shall have the right to request registrations on Form S-3 or Form S-3ASR, as applicable, and to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3 (a “Shelf Registration”).

(b) If the Company shall be requested in writing by the CCMP Investors to effect a registration under the Securities Act of Registrable Shares in accordance with this Section 5.3, then the Company shall promptly give written notice of such proposed registration to each other Stockholder that holds Registrable Shares and shall offer to and shall include in such proposed registration any Registrable Shares requested to be included in such proposed registration by each such other Stockholder; provided, that such other Stockholder responds in writing to the Company’s notice within thirty (30) days after delivery by the Company of such notice (which response shall specify the number of Registrable Shares such other Stockholder is requesting to include in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on Form S-3, providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Shares that the Company has been so requested to register.

(c) The Company shall not be obligated to effect any registration under the Securities Act requested by the CCMP Investors AIMCounder this Section 5.3 if the anticipated gross offering price of all Registrable Shares to be included therein would be less than $10,000,000.

(d) The CCMP Investors shall have an unlimited number of requests under this Section 5.3.

(e) The AIMCo Investor shall not be entitled to sell Registrable Securities included in any Shelf Registration by utilizing such Shelf Registration if any such proposed sale would require a prospectus supplement or an “underwritten” shelf takedown (including by way of block trade) such that (i) the Company would be obligated to enter into any underwriting agreements; (ii) any officer or director, the Company, any Other Stockholder, or the CCMP Investors would have to execute a lock-up or holdback agreement for the benefit of any underwriter; (iii) the Company would have to cause legal opinions to be delivered; or (iv) the Company would be obligated to cause comfort letters to be delivered in connection with the proposed registration. Notwithstanding anything to the contrary set forth in this Section 5.3(f), to the extent the CCMP Investors propose to sell any of their Registrable Securities pursuant to and under a Shelf Registration, the AIMCo Investor shall be entitled to participate in such sale pursuant to and in accordance with Section 5.2 up to an amount of its Registrable Shares equal to a fraction, the numerator being the number of Registrable Shares the CCMP Investors propose to sell and the denominator being the total number of Registrable Shares owned by the CCMP Investors immediately prior to such proposed sale; the restrictions set forth in subclauses (i) – (iv) above shall not apply to the AIMCo Investor’s participation in a sale pursuant to and under a Shelf Registration pursuant to this sentence if the event or circumstance described in such restriction would have already existed as a result of the participation in such sale by the CCMP Investors.

5.4	Holdback Agreement.

(a) If the Company at any time shall register an offering and sale of shares of Common Stock under the Securities Act in an underwritten Public Offering (i) pursuant to an IPO or (ii) pursuant to any other registration under the Securities Act (other than on Form S-4 or Form S-8), no Stockholder shall sell, make any short sale of, grant any option for the purchase of, or otherwise Transfer any Registrable Shares, including a sale pursuant to Rule 144, (other than (A) those Registrable Shares included in such registration pursuant to Sections 5.1, 5.2 or 5.3; (B) a Transfer without consideration by a Stockholder that is a limited liability company or limited partnership to its members, partners or investment advisors; or (C) subject to the consent of the underwriters, a Permitted Transfer to a member of such Transferor’s Group) without the prior written consent of the Company for a period and on other terms as shall be determined by the lead underwriters and that is for the same time period and on substantially similar terms as agreed to by the CCMP Investors; provided, that such time period shall not exceed ninety (90) days after the consummation of such Public Offering (or one-hundred and eighty (180) days in the case of the IPO) without the prior written consent of such Stockholder.

(b) If the Company at any time pursuant to Section 5.1 shall register under the Securities Act an offering and sale of Registrable Shares held by Stockholders for sale to the public pursuant to an underwritten Public Offering, the Company shall not, without the prior written consent of the lead underwriters for such offering, effect any public sale or distribution of Securities similar to those being registered, or any Securities convertible into or exercisable or exchangeable for such Securities, for such period as shall be determined by the lead underwriters and that is for the same period and on substantially similar terms as agreed to by the CCMP Investors.

5.5	Preparation and Filing.

If and whenever the Company is under an obligation pursuant to the provisions of this Agreement to use its best efforts to effect the registration of an offering and sale of any Registrable Shares, the Company shall, as expeditiously as practicable:

(a) use its best efforts to cause a Registration Statement that registers such offering of Registrable Shares to contain a “Plan of Distribution” that permits the distribution of Securities pursuant to all means in compliance with Law, and to cause such Registration Statement to become and remain effective pursuant to the terms of this Agreement for a period of 180 days or until all of such Registrable Shares have been disposed of (if earlier);

(b) furnish, at least five (5) Business Days before filing a Registration Statement that registers such Registrable Shares, a Prospectus relating thereto and any amendments or supplements relating to such Registration Statement or Prospectus, to each Stockholder whose Registrable Shares are to be covered by such Registration Statement and to one counsel selected by the CCMP Investors for the benefit of the CCMP Investors whose Registrable Shares are to be covered by such Registration Statement (the “CCMP Investors’ Counsel”), one counsel selected by the AIMCo Investor for the benefit of the AIMCo Investor to the extent any of its Registrable Shares are to be covered by such Registration Statement (the “AIMCo Investor’s Counsel”), and one counsel selected by the Management Stockholders for the benefit of the Management Stockholders whose Registrable Shares are to be covered by such Registration Statement (the “Management Stockholders’ Counsel”), as well as copies of all such other documents proposed to be filed (it being understood that such five (5) Business Day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to such counsel in advance of the proposed filing by a period of time that is customary and reasonable under the circumstances), and shall use its reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Stockholders whose Registrable Shares are to be covered by such Registration Statement may reasonably propose;

(c) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of at least 180 days or until all of such Registrable Shares have been disposed of (if earlier) and to comply with the provisions of the Securities Act with respect to the offering and sale or other disposition of such Registrable Shares;

(d) notify the CCMP Investors’ Counsel and the Management Stockholders’ Counsel promptly in writing of (i) any comments by the Commission with respect to such Registration Statement or Prospectus, or any request by the Commission for the amending or supplementing thereof or for additional information with respect thereto; (ii) the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or Prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose; and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes, and in each case, provide the CCMP Investors’ Counsel, the AIMCo Investor’s Counsel and the Management Stockholders’ Counsel with copies of any relevant documentation in connection therewith;

(e) use its best efforts to register or qualify such Registrable Shares under such other securities or “blue sky” Laws of such jurisdictions as any seller of Registrable Shares reasonably requests and do any and all other acts and things that may reasonably be necessary or advisable to enable such seller of Registrable Shares to consummate the disposition in such jurisdictions of the Registrable Shares owned by such seller;

(f) furnish to each seller of such Registrable Shares such number of copies of a summary Prospectus or other Prospectus, including a preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller of Registrable Shares may reasonably request in order to facilitate the Public Offering and sale or other disposition of such Registrable Shares (to the extent not publicly available on EDGAR or the Company’s website);

(g) use its best efforts to cause such offering and sale of Registrable Shares to be registered with or approved by such other Governmental Authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Shares;

(h) notify on a timely basis each seller of such Registrable Shares at any time when a Prospectus relating to such Registrable Shares is required to be delivered under the Securities Act within the appropriate period mentioned in Section 5.5(b) of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

(i) make available for inspection by any seller of such Registrable Shares, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the “Inspectors”), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall reasonably be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information (together with the Records, the “Information”) reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information that the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a misstatement or omission in the Registration Statement; (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction; (C) such Information has been made generally available to the public; or (D) the seller of Registrable Shares agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

(j) use its best efforts to obtain from its independent certified public accountants a “cold comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “cold comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent certified public accountants and addressed to the selling Stockholders, the Board, and the underwriter, if any, in customary form and covering such matters of the type customarily covered by cold comfort letters;

(k) use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Stockholders selling Registrable Shares in such registration);

(l) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Shares (if they are eligible to be rated) and otherwise use its best efforts to cooperate as reasonably requested by the sellers of such Registrable Shares in the offering, marketing or selling of such Registrable Shares;

(m) provide a transfer agent and registrar (which may be the same Person and which may be the Company) for such Registrable Shares;

(n) issue to any underwriter to which any seller of Registrable Shares may sell shares in such offering certificates evidencing such Registrable Shares;

(o) list such Registrable Shares on any national securities exchange on which any shares of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Shares for quotation on the automated quotation system of the NASDAQ, National Market System, Euronext or such other national securities exchange as the holders of a majority of such Registrable Shares included in such registration shall request;

(p) register such Registrable Shares under the Exchange Act, and otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable but not later than eighteen (18) months after the effective date, earnings statements (which need not be audited) covering a period of twelve (12) months beginning within three (3) months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder, and cooperate with each seller of Registrable Securities and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings to be made with FINRA; and

(q) use its best efforts to take all other steps necessary to effect the registration of such Registrable Shares contemplated hereby.

5.6	Expenses.

Except as expressly provided otherwise, all expenses incident to the Company’s performance of or compliance with Sections 5.1, 5.2, 5.3 and 5.5, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with any stock exchange, the Commission and FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA); (b) all fees and expenses of compliance with state securities or “blue sky” Laws (including fees and disbursements of counsel for the underwriters or Stockholders in connection with “blue sky” qualifications of the Registrable Shares and determination of their eligibility for investment under the Laws of such jurisdictions as the managing underwriters may designate); (c) all printing and related messenger and delivery expenses (including expenses of printing certificates for the Registrable Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses, all fees and disbursements of counsel for the Company and of all independent certified public accountants of the issuer (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance)); (d) Securities Act liability insurance if the Company so desires or the underwriters so require; (e) all fees and expenses incurred in connection with the listing of the Registrable Shares on any securities exchange and all rating agency fees; (f) all reasonable fees and disbursements of the CCMP Investors’ Counsel and the AIMCo Investor’s Counsel (plus appropriate special and local counsel selected by the CCMP Investors and the AIMCo Investor, as applicable), it being understood that all other expenses incurred by the CCMP Investors or the AIMCo Investor shall be borne by the CCMP Investors or the AIMCo Investor, as applicable; (g) all reasonable fees and disbursements of the Management Stockholders’ Counsel (plus appropriate special and local counsel selected by the Management Stockholders), it being understood that all other expenses incurred by a Management Stockholder shall be borne by such Management Stockholder; (h) all fees and disbursements of underwriters customarily paid by the issuer or sellers of securities, excluding underwriting fees, commissions, discounts and allowances, if any, and fees and disbursements of counsel to underwriters (other than such fees and disbursements incurred in connection with any registration or qualification of Registrable Shares under the securities or “blue sky” Laws of any state); and (i) fees and expenses of other Persons retained by the Company, will be borne by the Company, regardless of whether the Registration Statement becomes effective. In addition, the Company will, in any event, pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any audit and the fees and expenses of any Person, including special experts, retained by the Company.

5.7	Indemnification.

(a) In connection with any registration of any offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, the Company and its Subsidiaries shall indemnify and hold harmless each seller of such Registrable Shares, each underwriter, broker or any other Person acting on behalf of such seller, each other Person, if any, who Controls any of the foregoing Persons within the meaning of the Securities Act and each Representative of any of the foregoing Persons, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing Persons may become subject, whether commenced or threatened, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement under which such Registrable Shares were registered, any Prospectus contained therein, any offering circular, offering memorandum or Disclosure Package, or any amendment or supplement thereto, or any document incident to registration or qualification of any offering and sale of any Registrable Shares, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any Prospectus, necessary to make the statements therein in light of the circumstances under which they were made not misleading, or any violation by the Company or any of its Subsidiaries of the Securities Act or state securities or “blue sky” Laws applicable to the Company or any of its Subsidiaries and relating to action required or inaction of the Company or its Subsidiaries in connection with such registration or qualification under such state securities or “blue sky” Laws, and the Company and its Subsidiaries shall promptly reimburse such seller, underwriter, broker, Controlling Person or Representative for any legal or other expenses incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor its Subsidiaries shall be liable to any such Person to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said Registration Statement, preliminary Prospectus, amendment thereto, or any document incident to registration or qualification of any Registrable Shares in reliance upon and in conformity with written information furnished to the Company or its Subsidiaries through an instrument duly executed by such Person, or a Person duly acting on their behalf, specifically for use in the preparation thereof.

(b) In connection with any registration of an offering and sale of Registrable Shares under the Securities Act pursuant to this Agreement, each seller of Registrable Shares severally, and not jointly, shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.7(a)) the Company, its Subsidiaries, each underwriter or broker involved in such offering, each other seller of Registrable Shares under such Registration Statement, each Person who Controls any of the foregoing Persons within the meaning of the Securities Act and any Representative of the foregoing Persons with respect to any untrue statement or allegedly untrue statement or omission or alleged omission contained in the Registration Statement under which such Registrable Shares were registered, any Prospectus contained therein, any offering circular, offering memorandum or Disclosure Package, or any amendment or supplement thereto, or any document incident to registration or qualification of any offering and sale of any Registrable Shares, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company, its Subsidiaries, or such underwriter through an instrument duly executed by such seller or a Person duly acting on such seller’s behalf specifically for use in connection with the preparation of such Registration Statement, preliminary Prospectus, final Prospectus, Free Writing Prospectus, amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration.

(c) Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 5.7, such indemnified party will, if a claim in respect thereof is not made against an indemnifying party, give written notice to the latter of the commencement of such action (provided, however, that an indemnified party’s failure to give such notice in a timely manner shall only relieve the indemnification obligations of an indemnifying party to the extent such indemnifying party is materially prejudiced by such failure). In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded (based upon the written advice of counsel) that there may be one or more legal or equitable defenses available to such indemnified party which are in addition to or in conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 5.7, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnifying party shall reimburse such indemnified party and any Person Controlling such indemnified party for that portion of the fees and expenses of any one lead counsel (plus appropriate special and local counsel) retained by the indemnified party that are reasonably related to the matters covered by the indemnity agreement provided in this Section 5.7; provided, further, that, if there is more than one indemnified party, then the indemnifying party shall only be required to reimburse the expenses for the lead counsel (plus appropriate special and local counsel) approved in writing by the indemnified party or parties (as applicable) holding a majority of the Registrable Shares held by all indemnified parties.

(d) If the indemnification provided for in this Section 5.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage or liability referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, claim, damage or liability as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraud shall be entitled to indemnification or contribution hereunder.

(e) The indemnification and contribution provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the Transfer of Registrable Shares.

5.8	Underwriting Agreement.

(a) Notwithstanding the provisions of Sections 5.4, 5.5 and 5.7, to the extent that the Stockholders selling Registrable Shares in a proposed registration shall enter into an underwriting or similar agreement that contains provisions covering one or more issues addressed in such Sections of this Agreement, the provisions contained in such Sections of this Agreement addressing such issue or issues shall be of no force or effect with respect to such registration, but this provision shall not apply to the Company if the Company is not a party to the underwriting or similar agreement.

(b) If any registration pursuant to Sections 5.1 or 5.3 is requested to be an underwritten Public Offering, the Company shall negotiate in good faith to enter into a reasonable and customary underwriting agreement with the underwriters thereof. The Company shall make such representations and warranties to the holders of Registrable Securities being registered, and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings and take any other actions as such holders, or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities. The Company and its Subsidiaries shall be entitled to receive indemnities from lead institutions, underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any Prospectus or Registration Statement and to the extent customarily given their role in such distribution.

(c) No Stockholder may participate in any registration hereunder that is underwritten unless such Stockholder agrees to sell such Stockholder’s Registrable Shares proposed to be included therein on the basis provided in any underwriting arrangements reasonably acceptable to the Company in the case of an offering of Primary Shares, or, in the case of an offering pursuant to Section 5.1 hereof, reasonably acceptable to the Company and the Requesting Stockholders.

5.9	Information by Holder.

Each holder of Registrable Shares to be included in any registration shall furnish to the Company and the managing underwriter such written information regarding such holder and the distribution proposed by such holder as the Company or the managing underwriter may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement. Each Stockholder shall as expeditiously as possible, notify the Company of the occurrence of any event concerning such Stockholder as a result of which the Prospectus relating to such registration contains an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

5.10	Exchange Act Compliance.

From and after the date a registration statement is filed by the Company pursuant to the Exchange Act relating to the Company’s Securities and shall have become effective, the Company shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission that are conditions to the availability of Rule 144 for the sale of the Common Stock. The Company shall cooperate with each Stockholder in supplying such information as may be necessary for such Stockholder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of Rule 144.

5.11	Suspension.

Anything contained in this Agreement to the contrary notwithstanding, the Company may (not more than once with respect to any registration) with the written consent of the CCMP Investors, by notice in writing to each holder of Registrable Shares to which a Prospectus relates, require such holder to suspend, for up to sixty (60) days (the “Suspension Period”), the use of any Prospectus included in a registration statement filed under this Article V if a Material Transaction exists that would require an amendment to such registration statement or supplement to such Prospectus (including any such amendment or supplement made through incorporation by reference to a report filed under Section 13 of the Exchange Act). The period during which such Prospectus must remain effective shall be extended by a period equal to the Suspension Period. The Company may (but shall not be obligated to) withdraw the effectiveness of any registration statement subject to this provision.

ARTICLE VI

SECURITIES LAW COMPLIANCE; LEGENDS

6.1	Restriction on Transfer.

(a) In addition to any other restrictions on the Transfer of Stockholder Shares contained in this Agreement, the Stockholders shall not Transfer any Stockholder Shares except in compliance with the conditions specified in this Article VI. Any Transfer of Stockholder Shares by any Stockholder that is not in compliance with this Article VI and the other terms and conditions set forth in this Agreement shall render such Transfer null and void.

(b) No Stockholder shall Transfer any Stockholder Shares held thereby without the prior written consent of the Board (which may be granted or withheld in its reasonable discretion), other than (i) with respect to an Other Stockholder who is a natural person, any Transfer of Stockholder Shares by such Other Stockholder to (x) any member of such Other Stockholder’s Group consummated solely for estate planning purposes or (y) the estate of such Other Stockholder upon his or her death, (ii) with respect to an Other Stockholder that is a trust Controlled solely by such Other Stockholder, any Transfer of Stockholder Shares by such Other Stockholder to the beneficiaries of such trust, or (iii) Transfers of Stockholder Shares (A) pursuant to Section 2.2, Section 2.3 or Section 2.4, (B) pursuant to Rule 144 following an IPO or (C) pursuant to an effective Registration Statement; provided, however, that, in the case of clauses (i) and (ii), any such Transfer must be made in accordance with the other terms and conditions of Article II and this Article VI and no Permitted Transferee may make a subsequent Transfer without the prior written consent of the Board.

(c) Notwithstanding anything to the contrary set forth herein, the Company shall consent to any Transfer of any Stockholder Shares held by the AIMCo Investor to an AIMCo Client; provided that (i) the AIMCo Investor will remain liable for all liabilities and obligations relating to the Transfer unless and until the AIMCo Client is substituted as a Stockholder of the Company pursuant to Section 6.6 hereof, (ii) such Transfer is not to a Person that directly, or indirectly, carries on, or engages in, or is concerned with, or is interested in any business that manufactures, sells or distributes the products of the Business manufactured by the Company, (iii) such Transfer would not violate the registration or qualification provisions of the Securities Act, any state or securities “blue sky” or non-U.S. Securities laws applicable to the Company or the Stockholder Shares to be Transferred, (iv) such Transfer would not cause the Company to become subject to the registration requirements of the Securities Exchange Act of 1934, as amended, (v) such Transfer would not violate the laws, rules or regulations of any state or any governmental authority applicable to such Transfer, and (vi) such Transfer would not otherwise subject the Company or any of its Subsidiaries to any new material compliance obligations or reporting obligations beyond what is required in this Agreement. In any circumstance where the Company is required to consent to a Transfer in accordance with the immediately preceding sentence, the Company will not unreasonably withhold its consent to the substitution of such Permitted Transferee as a Stockholder.

(d) Following an IPO of the Company, until such time as the CCMP Investors have consummated a secondary sale after such IPO of any of the Stockholder Shares owned by the CCMP Investors immediately prior to an IPO of the Company (any such sale by the CCMP Investors following an IPO of the Company, the “CCMP First Post-IPO Sale”), the AIMCo Investor shall not Transfer any Stockholder Shares (other than to Permitted Transferees pursuant to Section 6.1(b)), including any Transfers pursuant to a registration under Sections 5.1, 5.2 and 5.3, to the extent that such Transfer would result in the Relative Ownership Percentage (as defined below) of the AIMCo Investor immediately following the effective time of such Transfer (the “Determination Time”) being less than the Relative Ownership Percentage of the CCMP Investors immediately following the Determination Time. For purposes of this Section 6.1(d)), “Relative Ownership Percentage” means a fraction (expressed as a percentage), (A) the numerator of which is the aggregate number of Stockholder Shares owned by either the CCMP Investors or the AIMCo Investor, as applicable, immediately following the Determination Time and (B) the denominator of which is the aggregate number of Stockholder Shares owned by the CCMP Investors or the AIMCo Investor, as applicable, immediately following the IPO. From and after the CCMP First-IPO Sale and the expiration of any underwriter’s lock-up or holdback agreement pursuant to Section 5.4 above, the provisions of this Section 6.1(d) and Sections 6.1(a) and 6.1(b) above shall no longer be applicable to the AIMCo Investor.

6.2	Restrictive Legends.

Each certificate for Stockholder Shares shall (unless otherwise provided by the provisions of Section 6.4) be stamped or otherwise imprinted with a legend in substantially the following terms:

“THE SHARES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS SUBSEQUENTLY REGISTERED THEREUNDER OR AN EXEMPTION FROM REGISTRATION THEREUNDER IS AVAILABLE.”

6.3	Notice of Transfer.

The holder of any Stockholder Shares, by his, her or its acceptance or purchase thereof, agrees, prior to any Transfer of any such Stockholder Shares (except pursuant to an effective Registration Statement), to give written notice to the Company of such holder’s intention to effect such Transfer and agrees to comply in all other respects with the provisions of this Article VI. Each such notice shall describe the manner and circumstances of the proposed Transfer and, unless waived by the Company, shall be accompanied by the written opinion, addressed to the Company, of counsel for the Company or for the holder of such Stockholder Shares (which counsel shall be reasonably satisfactory to the Company; provided, that if such holder is a CCMP Investor, the opinion of its in-house counsel shall be deemed acceptable to the Company), stating that in the opinion of such counsel (which opinion shall be reasonably satisfactory to the Company) such proposed Transfer does not involve a transaction requiring registration of such Stockholder Shares under the Securities Act. Each certificate or other instrument evidencing the Stockholder Shares issued upon the Transfer of any Stockholder Shares (and each certificate or other instrument evidencing any untransferred balance of such Stockholder Shares) shall bear the legend set forth in Section 6.2) unless (i) in such opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legend.

6.4	Removal of Legends, Etc.

Notwithstanding the foregoing provisions of this Article VI, the restrictions imposed by Sections 6.1, 6.2 and 6.3 upon the transferability of any Stockholder Shares shall cease and terminate when (a) such Stockholder Shares are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a Registration Statement or are sold or otherwise disposed of in a transaction contemplated by Section 6.3 which does not require that the Stockholder Shares Transferred bear the legend set forth in Section 6.2, or (b) the holder of such Stockholder Shares has met the requirement of Transfer of such Stockholder Shares pursuant to Rule 144(b)(1). Whenever the restrictions imposed by Sections 6.1, 6.2 and 6.3 shall terminate, as herein provided, the holder of any Stockholder Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 6.2 and not containing any other reference to the restrictions imposed by Sections 6.1, 6.2 and 6.3.

6.5	Additional Legend.

(a) Each certificate evidencing Stockholder Shares and each certificate issued in exchange for or upon the Transfer of any Stockholder Shares (if such shares remain Stockholder Shares as defined herein after such Transfer) shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS’ AGREEMENT DATED AS OF APRIL 30, 2012 (AS AMENDED, MODIFIED, SUPPLEMENTED OR RESTATED FROM TIME TO TIME, THE “AGREEMENT”), AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS. THE TERMS OF THE AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFERS. A COPY OF THE AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(b) The legend set forth above shall be removed from the certificates evidencing any shares which cease to be Stockholder Shares in accordance with the terms of this Agreement.

6.6	Future Stockholders.

Any Permitted Transferee or member of any Stockholder Group to which any Stockholder Shares are Transferred (who is not already a party to this Agreement) shall, as a condition to the effectiveness of such Transfer, execute a Joinder Agreement; provided, that the foregoing requirement shall not apply to Stockholder Shares sold in a registered offering or Transferred following an IPO in accordance with Rule 144. Unless the CCMP Investors agree otherwise, whenever the Company issues or otherwise sells Securities issued by the Company to any Person who is not a Stockholder, as a condition to the effectiveness of such issuance or sale, the Company will obtain a Joinder Agreement from such Person. Such Person shall become an Other Stockholder, unless such Person is (i) an Affiliate of a CCMP Investor, in which case such Person shall become a CCMP Investor or (ii) an employee of the Company or its Subsidiaries or an Affiliate of such employee, in which case such Person shall become both a Management Stockholder and an Other Stockholder (it being understood that clause (ii) supersedes clause (i) above). Any failure by any Person to obtain a Joinder Agreement from a Transferee in connection with any Permitted Transfer to the extent required under this Agreement shall render such Transfer null and void.

ARTICLE VII

AMENDMENT AND WAIVER

7.1	Amendment.

Except as expressly set forth herein, the provisions of this Agreement may only be amended or waived with the prior written consent of (a) the Company and (b) the CCMP Investors; provided, however, that any amendment or waiver that would adversely affect the rights, privileges or obligations of (i) the Management Stockholders in a manner disproportionate from the effect on the rights, privileges or obligations hereunder of the CCMP Investors shall not be effective as to the Management Stockholders without the prior written consent of the holders of a majority of the Stockholder Shares then held by the Management Stockholders; and (ii) the AIMCo Investor in a manner disproportionate from the effect on the rights, privileges or obligations hereunder of the CCMP Investors, or that would reduce or waive any of the rights of the AIMCo Investor hereunder or impose new obligations on the AIMCo Investor, shall not be effective as to the AIMCo Investor without the prior written consent of the AIMCo Investor. Notwithstanding the foregoing, the parties hereto hereby acknowledge and agree that, without any further actions or consents of the parties hereto, Schedule I shall be updated by the Company at the Closing, and may be amended by the Company thereafter from time to time, to reflect (i) the addition of any Stockholders as parties hereto and (ii) the number of Stockholder Shares issued to each Stockholder.

7.2	Waiver.

No course of dealing between the Company and the Stockholders (or any of them) or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

ARTICLE VIII

TERMINATION

The provisions of this Agreement will terminate automatically upon the earlier to occur of (i) the date that no Stockholder Shares are outstanding, (ii) the effective date of an IPO by the Company and (iii) the consummation of a Liquidity Event; provided, that Article I (Definitions; Rules of Construction), Section 4.3 (Confidentiality) (with respect to any disclosure made prior to the termination of this Agreement), Section 4.4 (Indemnification Matters; Corporate Opportunities), Section 5.7 (Indemnification), Article VII (Amendment and Waiver), this Article VIII (Termination) and Article IX (Miscellaneous) will survive any termination of this Agreement; and provided, further, that Section 4.1(h), Article V (Registration Rights) and Article VI (Securities Law Compliance; Legends) will also survive after an IPO. Notwithstanding the foregoing, upon the termination of the Stock Purchase Agreement in accordance with its terms, the parties hereto agree that this Agreement will terminate and be of no further force and effect.

ARTICLE IX

MISCELLANEOUS

9.1	Severability.

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.2	Entire Agreement.

This Agreement, the CCMP Stock Subscription Agreements, the Management Stock Subscription Agreements, the Boots Trust Stock Subscription Agreement, AIMCo Investor Stock Transfer Agreement and the 2012 Equity Incentive Plan (as it may be amended, supplemented or modified from time to time) embody the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede and preempt any and all prior and contemporaneous understandings, agreements, arrangements or representations by or among such parties, written or oral, which may relate to the subject matter hereof or thereof in any way. The parties hereto acknowledge and agree that (i) this Agreement, the CCMP Stock Subscription Agreements, the Management Stock Subscription Agreements, the Boots Trust Stock Subscription Agreement, the AIMCo Investor Stock Transfer Agreement and the 2012 Equity Incentive Plan (as it may be amended, supplemented or modified from time to time) include provisions related to the same or similar rights and obligations of the parties hereto and thereto, as applicable, including with respect to non-competition, non-solicitation and confidentiality restrictions, among others, and (ii) all such provisions, whether contained in this Agreement, the Stock Purchase Agreement, the CCMP Stock Subscription Agreements, the Management Stock Subscription Agreements, the Boots Trust Stock Subscription Agreement, the AIMCo Investor Stock Transfer Agreement or the 2012 Equity Incentive Plan (as it may be amended, supplemented or modified from time to time) are intended by the parties hereto and thereto, as applicable, to co-exist with and apply in addition to, and not in lieu or modification of, any provisions contained in any other agreement.

9.3	Independence of Agreements and Covenants.

All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial agreement or covenant.

9.4	Successors and Assigns.

Except as otherwise provided herein, this Agreement will bind and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and the Stockholders and any subsequent holders of Stockholder Shares and the respective successors and permitted assigns of each of them, so long as they hold Stockholder Shares. Except as specifically set forth herein, the Company may not assign its rights or obligations hereunder without the prior written consent of the CCMP Investors; provided, that notwithstanding any such assignment by the Company, the Company shall remain liable for its obligations hereunder. Notwithstanding anything to the contrary herein, (x) prior to an IPO of the Company, in the event of any Transfer by the AIMCo Investor that is approved and permitted pursuant to Section 6.1(b) of at least a majority of the Stockholder Shares held by the AIMCo Investor as of the date of this Agreement, all (but not less than all) of the rights of the AIMCo Investor under this

Agreement may be assigned to the transferee in such Transfer and such transferee shall be subject to all of the obligations and limitations (including limitations relating to any such assigned rights) of the AIMCo Investor under this Agreement; provided, however, that both the AIMCo Investor (if it is not transferring all of its shares) and the transferee must agree in writing to be subject to all the obligations and duties of the AIMCo Investor under this Agreement; and (y) for the avoidance of doubt, in the event of any Transfer by the CCMP Investors that is permitted hereunder, the rights of the CCMP Investors under this Agreement may be assigned to the transferee in such Transfer and such transferee shall be subject to all of the obligations and limitations (including limitations relating to any such assigned rights) of the CCMP Investors under this Agreement; provided, however, that both the CCMP Investors (if they are not transferring all of their respective shares) and the transferee shall agree in writing to be subject to all the obligations and duties of the CCMP Investors under this Agreement.

9.5	Counterparts; Facsimile Signatures; Validity.

This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (by facsimile or otherwise) to the other parties hereto, it being understood that all parties hereto need not sign the same counterpart. Any counterpart or other signature hereupon delivered by facsimile shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

9.6	Remedies.

(a) Each Stockholder shall have all rights and remedies reserved for such Stockholder pursuant to this Agreement and all rights and remedies which such holder has been granted at any time under any other agreement or contract and all of the rights which such holder has under any Law or equity. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law or equity.

(b) The parties hereto agree that if any parties hereto seek to resolve any dispute arising under this Agreement pursuant to a legal proceeding, the prevailing parties to such proceeding shall be entitled to receive reasonable fees and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such proceedings.

(c) It is acknowledged that it will be impossible to measure in money the damages that would be suffered by any party hereto if any other Person party hereto fails to comply with any of the obligations imposed on it upon them in this Agreement and that in the event of any such failure, the aggrieved party will be irreparably damaged and will not have an adequate remedy at Law. Any such aggrieved party shall, therefore, be entitled to equitable relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at Law.

9.7	Notices.

All notices, amendments, waivers or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, sent by facsimile transmission, sent by nationally recognized overnight courier to the parties hereto at the following addresses (or at such other address for any party hereto as shall be specified by like notice):

(a) if to the Company:

Mcron Acquisition Corp.

3010 Disney Street

Cincinnati, Ohio 45209-5028

Attention: Chief Executive Officer and General Counsel

Telephone: (513) 487-5000

Facsimile: (513) 487-5061

and

CCMP Capital Advisors LLC

245 Park Avenue, 16th Floor

New York, New York 10167

Attention: Timothy Walsh, Richard Jansen and Official Notice Clerk

Telephone: (212) 600-9650

Facsimile: (917) 464-9024

with a copy (which shall not constitute effective notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, New York 10153

Attention: David M. Blittner, Esq.

Telephone: (212) 310-8329

Facsimile: (212) 310-8007

(b) if to any Stockholder, to it at its address set forth on Schedule I attached hereto and, for each Initial Management Stockholder, with a copy (which shall not constitute effective notice) to:

Paul Hastings LLP

600 Peachtree Street, NE

Suite 2400

Atlanta, Georgia 30308

Attention: Walter Jospin

Telephone: (404) 815-2203;

and if to an AIMCo Investor, with a copy (which shall not constitute effective notice) to:

Goodwin Procter LLP

620 8th Avenue

New York, NY 10016

Attention: A.J. Weidhaas

Telephone: (212) 813-8814

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been given and received (a) when delivered, if personally delivered; (b) when sent, if sent by facsimile transmission with electronic confirmation of delivery on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by facsimile transmission with electronic confirmation of delivery); (c) on the next Business Day after dispatch, if sent by nationally recognized overnight courier guaranteeing next Business Day delivery; and (d) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

9.8	Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE TO APPLY. EACH PARTY HERETO AGREES AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, TO THE EXTENT SUBJECT MATTER JURISDICTION EXISTS THEREFOR, FOR THE PURPOSES OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND HEREBY WAIVES, AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING RELATING HERETO, THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY SUCH COURT.

9.9	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY OF ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THE PARTIES HERETO RELATING TO THE SUBJECT MATTER HEREOF. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR

SECURITY UPON SUCH BOND THAT MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE OTHER PARTIES HERETO. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED OR HAD THE OPPORTUNITY TO REVIEW THIS WAIVER WITH ITS RESPECTIVE LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.10	Further Assurances.

Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the provisions of this Agreement and the consummation of the transactions contemplated hereby.

9.11	Conflicting Agreements.

No Stockholder shall enter into any stockholder agreements or arrangements of any kind with any Person with respect to any Stockholder Shares on terms inconsistent with the provisions of this Agreement (whether or not such agreements or arrangements are with other Stockholders or with Persons that are not parties to this Agreement), including agreements or arrangements with respect to the acquisition or disposition of Stockholder Shares in a manner which is inconsistent with this Agreement. The Company shall not amend either of the Certificate or the Bylaws on terms inconsistent with provisions of this Agreement.

9.12	Third Party Reliance.

(a) Anything contained herein to the contrary notwithstanding, except as expressly provided in Section 4.4 or Section 5.7, the covenants of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Stockholders to enter into this Agreement (and the Company acknowledges that the Stockholders have expressly relied thereon) and (b) are solely for the benefit of the Stockholders. Accordingly, no third party (including any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Stockholders, shall be a third party or other beneficiary of such covenants and no such third party shall have any rights of contribution against the Stockholders or the Company with respect to such covenants or any matter subject to or resulting in indemnification under this Agreement or otherwise.

(b) None of the provisions hereof shall create, or be construed or deemed to create, any right to employment in favor of any Person by the Company.

9.13	Subsidiaries.

The Company agrees to cause all of its Subsidiaries that are not Designated Subsidiaries to be bound by, and to comply with the provisions of Section 4.4, Section 5.7 and this Article IX. To the extent that (i) the CCMP Investors request that any current or future Subsidiary of the Company that is not a Designated Subsidiary as of the date hereof become a party to this Agreement or (ii) the Company or any of the Designated Subsidiaries creates or acquires (by merger or otherwise) a new Subsidiary that is deemed by the Company or the CCMP Investors to be a Designated Subsidiary, the Company shall cause such Subsidiary to become a party to, to be bound by, and to comply with the provisions of Section 4.4, Section 5.7 and this Article IX in the same manner as if such entity were an original signatory to this Agreement.

9.14	Adjustments.

All references in this agreement to Stockholder Shares (or other Securities of the Company or any successor company) and ownership percentages shall be appropriately adjusted, in the judgment of the Board, for any corporate event or transaction involving the Company and/or any of its Subsidiaries or Affiliates (including a change in the Stockholder Shares or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, distribution, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Stockholder Shares, exchange of Stockholder Shares, dividend in kind, amalgamation, or other like change in capital structure, or any similar corporate event or transaction occurring after the date of this Agreement; it being understood that management fees payable pursuant to the Advisory Services and Monitoring Agreement by and among the Company, CCMP Capital Advisors, LLC and certain other parties, dated as of April 30, as may be amended, modified, supplemented or restated from time to time, shall in no event trigger an adjustment pursuant to this Section 9.14.

9.15	Non-Recourse.

Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Stockholder covenant, agree and acknowledge that no recourse under this Agreement shall be had against any current or future director, officer, employee, general or limited partner or member or equity holder of any Stockholder or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any Stockholder or any current or future member or equity holder of any Stockholder or any current or future director, officer, employee, partner or member or equity holder of any Stockholder or of any Affiliate or assignee thereof, as such for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

* * * * * * *

IN WITNESS WHEREOF, the undersigned have duly executed this Stockholders’ Agreement as of the date first written above.

MCRON ACQUISITION CORP.

By:	/s/ Thomas J. Goeke
	Name:	Thomas J. Goeke
	Title:	President and Chief Executive Officer

CCMP INVESTORS

CCMP CAPITAL INVESTORS II, L.P.

By:	CCMP Capital Associates, L.P.
Its:	General Partner

By:	CCMP Capital Associates GP, LLC
Its:	General Partner

By:	/s/ TIMOTHY WALSH
	Name:	TIMOTHY WALSH
	Title:	MANAGING DIRECTOR

CCMP CAPITAL INVESTORS (CAYMAN) II, L.P.

By:	CCMP Capital Associates, L.P.
Its:	General Partner

By:	CCMP Capital Associates GP, LLC
Its:	General Partner

By:	/s/ TIMOTHY WALSH
	Name:	TIMOTHY WALSH
	Title:	MANAGING DIRECTOR

PE12GVPE (TALON) LTD.

By:
Its:

By:	/s/ James Ridout
Name:	James Ridout
Title:	Director

S-4

PE12PXPE (TALON) LTD.

By:
Its:

By:	/s/ James Ridout
Name:	James Ridout
Title:	Director

S-5

MANAGEMENT STOCKHOLDERS

/s/ Dennis Smith
Dennis Smith

/s/ Thomas Goeke
Thomas Goeke

/s/ John Francy
John Francy

/s/ David Lawrence
David Lawrence

/s/ Robert McKee
Robert McKee

/s/ Dean Roberts
Dean Roberts

/s/ Shawn Reilley
Shawn Reilley

/s/ Mark Dixon
Mark Dixon

/s/ Ron Krisanda
Ron Krisanda

/s/ Tim Sullivan
Tim Sullivan

/s/ John J. Gallagher
Stellar CGS Holdings LLC

/s/ Chris Peters
Chris Peters

/s/ Hugh O’Donnell
Hugh O’Donnell

/s/ Mark Vanzant
Mark Vanzant

/s/ R. Roy Schweiger
R. Roy Schweiger

/s/ Denis Poelman
Denis Poelman

/s/ Kathy Hong
Kathy Hong

/s/ Dave Skala
Dave Skala

/s/ Andy Vidourek
Andy Vidourek

/s/ Mark Wright
Mark Wright

/s/ Danny Gamez
Danny Gamez

/s/ Gerold Schley
Gerold Schley

/s/ Patrick Bennett
Patrick Bennett

/s/ An Heid
An Heid

/s/ Michael Cybulski
Michael Cybulski

/s/ Bruce Catoen
Bruce Catoen

/s/ Hans Hagelstein
Hans Hagelstein

/s/ Dario Vettor
Dario Vettor

/s/ Connie Bender
Connie Bender

/s/ Larry Hogan
Larry Hogan

/s/ James Nguyen
James Nguyen

/s/ Douglas Hugo
Douglas Hugo

/s/ Richard Sieradzki
Richard Sieradzki

/s/ Steven M. Morris
Steven M. Morris

/s/ Bei-Lei Yan
Bei-Lei Yan

/s/ Oliver Lindenberg
Oliver Lindenberg

/s/ Fabrice Fairy
Fabrice Fairy

/s/ Armin Traby
Armin Traby

/s/ Michael Ellis
Michael Ellis

MANAGEMENT STOCKHOLDERS

/s/ Dennis Smith
Dennis Smith

S-6	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Thomas J. Goeke
Thomas J. Goeke

S-7	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ John Francy
John Francy

S-8	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ David Lawrence
David Lawrence

S-9	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Robert McKee
Robert McKee

S-10	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Dean Roberts
Dean Roberts

S-11	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Shawn Reilley
Shawn Reilley

S-12	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Mark Dixon	7/24/13

Mark Dixon

S-13	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Ron Krisanda
Ron Krisanda

S-14	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Tim Sullivan
Tim Sullivan

S-15	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Dario Vettor
Dario Vettor

S-34	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ John J. Gallagher, CEO
Stellar CJS Holdings LLC

S-16	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Christopher T. Peters
Christopher T. Peters

S-17	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Hugh C. O’Donnell
Hugh C. O’Donnell

S-18	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Danny L. Gamez
Danny L. Gamez

S-26	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Mark Vanzant
Mark Vanzant

S-19	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Denis Poelman
Denis Poelman

S-21	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ David J. Skala
David J. Skala

S-23	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Andrew M. Vidourek
Andrew M. Vidourek

S-24	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Mark A. Wright
Mark A. Wright

S-25	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Patrick Bennett
Patrick Bennett

S-29	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Michael Cybulski
Michael Cybulski

S-31	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Bruce Catoen
Bruce Catoen

S-32	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Hans Hagelstein
Hans Hagelstein

S-33	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ James Nguyen
James Nguyen

S-37	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Douglas Hugo
Douglas Hugo	7-22-13

S-38	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Stephen M. Morris
Stephen M. Morris	July 10, 2013

S-40	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Connie Bender
Connie Bender

S-35	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Bei-Lei Yan
Bei-Lei Yan

S-41	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Oliver Lindenberg
Oliver Lindenberg

S-42	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ M. Fabrice Fairy
M. Fabrice Fairy

S-43	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Armin Traby
Armin Traby

S-44	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Michael Ellis
Michael Ellis

S-45	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ William R. Barker
William R. Barker

S-28	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Richard Sieradzki
Richard Sieradzki

S-39	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Dean Roberts
Dean Roberts

S-11	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ R. Roy Schweiger
R. Roy Schweiger

S-20	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Gerold Schley
Gerold Schley

S-27	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Larry Hogan
Larry Hogan

S-36	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

/s/ Ling An Heid
Ling An Heid

S-30	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

OTHER STOCKHOLDERS

/s/ Ira Boots
Ira Boots

BOOTS FAMILY TRUST NO. 1 U/A 12-29-2005

/s/ Ira G. Boots, Trustee
Ira G. Boots, Trustee

S-46	[SIGNATURE PAGE TO A&R STOCKHOLDERS’ AGREEMENT]

THE FOLLOWING ARE PARTY TO THIS AGREEMENT SOLELY FOR PURPOSES OF SECTION 4.4, SECTION 5.7, AND ARTICLE IX, AS APPLICABLE:

MILACRON HOLDINGS INC.

By:	/s/ Thomas J. Goeke
	Name:	Thomas J. Goeke
	Title:	President and Chief Executive Officer

MILACRON LLC

By:	/s/ Thomas J. Goeke
	Name:	Thomas J. Goeke
	Title:	President and Chief Executive Officer

Exhibit A

Joinder Agreement

The undersigned is executing and delivering this Joinder Agreement pursuant to the Amended and Restated Mcron Acquisition Corp. Stockholders’ Agreement dated as of July     , 2013 (as amended, modified, restated or supplemented from time to time, the “Stockholders’ Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Stockholders’ Agreement.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Stockholders’ Agreement in the same manner as if the undersigned were an original signatory to such agreement.

The undersigned agrees that the undersigned shall be a Stockholder and [a] [an] [CCMP Investor] [Management Stockholder] [Other Stockholder].

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of                     .

Signature of Stockholder

Print Name of Stockholder

Number and Type of Stockholder Shares:

Address

Facsimile

Telephone

ACKNOWLEDGED & ACCEPTED: MCRON ACQUISITION CORP.

By
Name:
Title: